AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR DATED JULY 14, 2021

Legion Works, Inc.

4275 Executive Square, Suite 200

La Jolla, CA 92037

(619) 452-1542

UP TO 11,400,000 UNITS COMPRISED OF

ONE SHARE OF VOTING COMMON STOCK AND

ONE HALF WARRANT EXERCISABLE FOR

ONE HALF SHARE OF VOTING COMMON STOCK

SEE “SECURITIES BEING OFFERED” AT PAGE 43

We are offering a maximum of 11,400,000 Units. Each Unit consists of 1 share of Voting Common Stock and ½ Warrant exercisable for ½ share of Voting Common Stock. The Units will be sold at a price of $3.00 per Unit. The shares of Voting Common Stock and the Warrants that are components of the Units will be immediately separable and issued separately but will be purchased together. This Offering Circular also relates to the 5,700,000 shares of Voting Common Stock issuable upon exercise of the Warrants. The Warrants are exercisable within 18 months from the date of issuance, when they expire. Each Warrant will be exercisable at a price of $3.90 per share of our Voting Common Stock, subject to adjustment. As of June 30, 2021, the Company has issued 3,782,203 Units in this Offering for total proceeds of $9,903,333 before issuance costs. Prior to May 18, 2021, the price for each Unit was $2.50 and the exercise price for each Warrant was $3.25.

	Amount to be Qualified	Price to Public		Underwriting discount and commissions	Proceeds to issuer
Units, each consisting of:	11,400,000	$3.00		(1)	$
One Share of Voting Common Stock	11,400,000	-
One-half of one Warrant	11,400,000	-
Voting Common Shares underlying Warrants	5,700,000	$3.90		(1)
Total Maximum		$53,197,308.00	(2)	$531,974.08		$52,665,334.90

(1)

The Company has engaged Dalmore Group, LLC, member FINRA/SIPC (“Dalmore”), to perform administrative and compliance related functions in connection with this Offering, but not for underwriting or placement agent services. This includes the 1% commission, but it does not include the one-time expense allowance or the consulting fee payable by the Company to Dalmore . See “Plan of Distribution” for details.

(2)	This amount includes gross proceeds of $9,903,333 from the sale of Units as of June 30, 2021.

The Company expects that the amount of expenses of the Offering that it will pay will be approximately $7,979,596, not including state filing fees. For more details, see “Use of Proceeds” on page 30.

Sales of these securities will commence on approximately [date], 2021.

This offering (the “Offering”) will terminate at the earlier of the date at which the maximum offering amount has been sold or the date at which the offering is earlier terminated by the company at its sole discretion. At least every 12 months after this offering has been qualified by the United States Securities and Exchange Commission (the “Commission”), the company will file a post-qualification amendment to include the company’s recent financial statements.

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The Company has engaged Prime Trust, LLC, as agent to hold any funds that are tendered by investors. The offering is being conducted on a best-efforts basis without any minimum target. There is no minimum number of shares that needs to be sold in order for funds to be released to the company and for this Offering to close, which may mean that the company does not receive sufficient funds to cover the cost of this Offering. The company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be made available to the company. After the initial closing of this offering, we expect to hold closings on at least a monthly basis.

Each holder of Voting Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders. Holders of Voting Common Stock will vote together with the holders of Super Voting Common Stock, which has four (4) votes per share, as a single class on all matters (including the election of directors) submitted to vote or for the consent of the stockholders of Legion Works. Holders of the Super Voting Common Stock will continue to hold a majority of the voting power of all of the company’s equity stock at the conclusion of this Offering and therefore control the board.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See “Risk Factors” on page 10.

The company is following the “Offering Circular” format of disclosure under Regulation A.

In the event that we become a reporting company under the Securities Exchange Act of 1934, we intend to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012.

See “Summary -- Implications of Being an Emerging Growth Company.”

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In this Offering Circular, the term “Legion Works” or “the Company” refers to Legion Works, Inc. and its consolidated subsidiaries.

Other than in the table on the cover page, dollar amounts have been rounded to the closest whole dollar.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY.  THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT.  WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS.  INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE.  THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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SUMMARY

The Company was incorporated on November 20, 2019, as a Delaware C corporation. We operate as a software development and acquisition company that develops software platforms and sources Software as a Service (“SaaS”) businesses in markets the Company believes are ripe for a tech-enabled venture to scale. Our main focus is in acquiring and building SaaS products that are in the Marketing Tech and Sales Tech markets, but we are opportunistic and do also consider opportunities in related or ancillary markets that we see high growth potential. The Company’s operations have been limited to the development of its product offerings, acquiring Hello Bar LLC (“Hello Bar”) and OnboardFlow, Limited (“OnboardFlow”), entering into in “letters of intent” for other potential acquisitions, and development of our business plan.

The Offering

The Company is offering Units comprised of one (1) share of Voting Common Stock and one half (½) Warrant exercisable for one half (½) share of Voting Common Stock at an exercise price of $3.90 within eighteen (18) months from the date of purchase.

Securities offered*

Maximum of 11,400,000 Units comprised of one (1) share of Voting Common Stock and one half (½) Warrant exercisable for one half (½) share of Voting Common Stock at an exercise price of $3.90 within eighteen (18) months from the date of purchase.

Voting Common Stock Outstanding as of June 30, 2021	3,792,203 shares
Voting Common Stock Outstanding after the Offering (assuming a fully-subscribed Offering)**	11,400,000 shares
Use of Proceeds

The net proceeds of this Offering will be used primarily for the purchase and development of software assets, operation and growth of those assets, and officers’ salaries and benefits. The details of our plans are set forth in our “Use of Proceeds” section.

*Prior to May 18, 2021, the price for each Unit was $2.50 and the exercise price for each Warrant was $3.25.

** Does not include shares issuable upon exercise of Warrants being sold in this Offering. If all Warrant holders exercise their Warrants, there will be a total of 17,100,000 shares of Voting Common Stock outstanding after this Offering, resulting from the issuance of an additional 5,700,000 shares from the exercise of the Warrants.

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Implications of Being an Emerging Growth Company

We are not subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) because we are not registering our securities under the Exchange Act. Rather, we will be subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file:

•	annual reports (including disclosure relating to our business operations for the preceding two fiscal years, or, if in existence for less than two years, since inception, related party transactions, beneficial ownership of the issuer’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the issuer’s liquidity, capital resources, and results of operations, and two years of audited financial statements),

•	semi-annual reports (including disclosure primarily relating to the issuer’s interim financial statements and MD&A) and

•	current reports for certain material events.

In addition, at any time after completing reporting for the fiscal year in which our offering statement was qualified, if the securities of each class to which this offering statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, we may immediately suspend our ongoing reporting obligations under Regulation A.

If and when we become subject to the ongoing reporting requirements of the Exchange Act, as an issuer with less than $1.07 billion in total annual gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

•	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•	will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

•	will not be required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

•	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

•	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

•	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that we no longer meet the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

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SELECTED RISKS ASSOCIATED WITH OUR BUSINESS

Risks Relating to the Company and Its Business

•	Voting control is in the hands of our executive officers and directors.
•	We are an early stage company and, at this time, any revenue has been generated by our recent acquisition.
•	Our operating plan relies in large part upon assumptions and analyses developed by our management. If these assumptions or analyses prove to be incorrect, the Company’s operating results may be materially different from our forecasted results.
•	We may not successfully integrate companies and technology we acquire into our business or successfully develop our products, which could impact our ability to generate revenue and negatively affect our financial condition and results of operations.
•	Our acquisition and divestiture activities may disrupt our ongoing business and may involve increased expenses and risks not contemplated at the time of the transactions.
•	We may not be able to acquire software or other Internet-based companies if the cost of acquiring a potential target company is too expensive to fit our business model.
•	We may acquire software or Internet-based companies in the future that are financially unstable or lack an established record of revenue, cash flow or earnings, which could adversely impact our results of operations and financial condition.
•	We may seek to acquire software or Internet-based companies in industries or sectors that may be outside of our management’s area of expertise.
•	We have acquired a company affiliated with our executive officers and directors, and may do so again in the future, potentially raising conflicts of interest.
•	We are not required to obtain a fairness opinion, which means our investors have no assurance from an independent source that the price we pay for the software companies we acquire is fair from a financial perspective.
•	The effects of the COVID-19 pandemic have materially affected how we and our customers are operating our businesses, and the duration and extent to which this will impact our future results of operations and overall financial performance remains uncertain.
•	We are dependent upon customer renewals, the addition of new customers, increased revenue from existing customers and the continued growth of the market for our platforms.
•	We face significant competition from both established and new companies offering marketing, sales and customer service software and other related applications, as well as internally developed software, which may harm our ability to add new customers, retain existing customers and grow our business.
•	Our ability to introduce new products and features is dependent on adequate research and development resources. If we do not adequately fund our research and development efforts, we may not be able to compete effectively and our business and operating results may be harmed.
•	If our platforms have outages or fail due to defects or similar problems, and if we fail to correct any defect or other software problems, we could lose customers, become subject to service performance or warranty claims or incur significant costs.
•	We depend on third-party providers for a reliable internet infrastructure and the failure of these third parties, or the internet in general, for any reason could significantly impair our ability to conduct our business.
•	We rely on data provided by third parties, the loss of which could limit the functionality of our platforms and disrupt our business.
•	If we do not or cannot maintain the compatibility of our platforms with third-party applications that our customers use in their businesses, our revenue will decline.
•	Future revenue growth depends upon our ability to adapt to technological change as well as global trends in the way customers access software offerings and successfully introduce new and enhanced products, services and business models.
•	Privacy concerns and end users’ acceptance of Internet behavior tracking may limit the applicability, use and adoption of our platforms.
•	The Company needs to increase brand awareness.

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•	Our future success depends on our executive officers and our ability to attract and retain qualified personnel.
•	We may not be able to retain employees who are key to the success of the companies and assets we acquire, which could adversely impact our ability to integrate those companies and their products into our business.
•	Our officers and directors will allocate their time to other businesses, resulting in less time devoted to our business and other potential conflicts of interest.
•	Our assessment of the management team’s capabilities of prospective target companies may be incorrect, and result in a loss of value due to their poor management and integration of the acquired company.
•	If the Company is deemed to be an investment company under the Investment Company Act of 1940, we may be required to institute burdensome and expensive compliance requirements, and our activities may be restricted, including our strategy to acquire software and other Internet-based companies.

Risks Relating to Our Intellectual Property

•	If we are unable to protect our intellectual property rights, our financial results may be negatively impacted.
•	The cost of enforcing our patents and trademarks could prevent us from enforcing them.
•	We may be subject to liability if we infringe upon the intellectual property rights of third parties.

Risks Relating to Cybersecurity and Regulation

•	Legion Works and its subsidiaries are vulnerable to hackers and cyberattacks which could result in loss of customers, liability and negative publicity.
•	If our or our customers’ security measures are compromised, or unauthorized access to data belonging to our customers or their customers is otherwise obtained, whether through our platforms or through the third parties with whom we work, we may be subject to liability claims based on those breaches and any resulting losses.
•	If we fail to comply with federal, state, and foreign laws relating to privacy and data protection, we may face potentially significant liability, negative publicity, an erosion of trust, and increased regulation which could materially adversely affect our business, results of operations, and financial condition.
•	Existing federal, state and foreign laws regulate Internet tracking software, the senders of commercial emails and text messages, website owners and other activities, and could impact the use of our platforms and potentially subject us to regulatory enforcement or private litigation.

Risks Relating to Taxation

•	We may be subject to additional obligations to collect and remit sales tax and other taxes, and we may be subject to tax liability for past sales, which could harm our business.
•	Changes in tax laws or regulations that are applied adversely to us or our customers could increase the costs of our platforms and adversely impact our business.

Risks Relating to the Company’s Securities and this Offering.

•	We expect to raise additional capital through offerings of equity and convertible securities and to provide our employees with equity incentives. We may also issue securities, including Voting Common Stock, as consideration in acquisitions of companies or assets. Therefore, your ownership in the Company is likely to continue to be diluted.
•	Even if this Offering is successful, we will need to raise additional funding, which may not be available on acceptable terms or at all. Failure to obtain this necessary capital when needed may force us to delay or limit our business development or dissolve the Company.
•	Using a credit card to purchase shares may impact the return on your investment as well as subject you to other risks inherent in this form of payment.
•	This Offering involves “rolling closings,” which may mean that earlier investors may not have the benefit of information that later investors have.
•	Our management has discretion as to use of proceeds.
•	The subscription agreement has a forum selection provision that requires disputes to be resolved in state or federal courts in the State of Delaware, regardless of convenience or cost to you, the investor.
•	Investors in this Offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the agreement.
•	Any valuation at this state is difficult to assess.
•	We may not be able to pay dividends on our Voting Common Stock, which is being offered as part of our Units, for a long time, if ever.
•	An investment in our Units could result in a loss of your entire investment.
•	There is no current market for our Voting Common Stock so you may not be able to sell your Voting Common Stock .

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RISK FACTORS

The SEC requires the company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-attacks and the ability to prevent those attacks). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Relating to the Company and Its Business

Voting control is in the hands of our executive officers and directors.

Voting control is concentrated in the hands of the Company’s executive officers and directors who hold all outstanding shares of Super Voting Common Stock. Each share of Super Voting Common Stock is entitled to four votes. In contrast, the Company’s Voting Common Stock, which is being sold in this Offering as part of the Units and underlying Warrants, is entitled to one vote per share. Subject to any fiduciary duties owed to owners or investors under Delaware law, our executive officers and directors may be able to exercise significant influence on matters requiring owner approval, including the election of directors, approval of significant company transactions, and will have unfettered control over the Company’s management and policies. You may have interests and views that are different from our management. For example, management may support proposals and actions with which you may disagree. The concentration of ownership could delay or prevent a change in control of the Company or otherwise discourage a potential acquirer from attempting to obtain control of the Company, which in turn could reduce the price potential investors are willing to pay for the Company. In addition, our executive officers and directors could use their voting influence to maintain the Company’s existing management, delay or prevent changes in control of the Company, or support or reject other management and board proposals that are subject to owner approval. For details, please see “Securities Being Offered – Voting Common Stock – Voting Rights.”

We are an early stage company and, at this time, any revenue has been generated by our recent acquisition.

Legion Works was incorporated on November 20, 2019. Accordingly, the Company has a limited history upon which an evaluation of its performance and future prospects can be made. Our current and proposed operations are subject to all the business risks associated with new enterprises. These include likely fluctuations in operating results as the Company reacts to developments in its market, managing its growth and the entry of competitors into the market. We have incurred net losses and have not generated any revenue since inception. As of December 31, 2020, we began generating revenue through our subsidiary, Hello Bar, LLC, which we acquired on that same date. There is no assurance we will become profitable any time soon or generate sufficient revenues to provide working capital and support our growth.

Our operating plan relies in large part upon assumptions and analyses developed by our management. If these assumptions or analyses prove to be incorrect, the Company’s operating results may be materially different from our forecasted results.

Whether actual operating results and business developments will be consistent with the Company’s expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company’s control, including, but not limited to:

•	whether the Company can obtain sufficient capital to sustain and grow its business;
•	our ability to successfully identify and grow the Company’s acquisitions;
•	the ability to manage the Company’s growth;
•	whether the Company can manage relationships with key vendors and advertisers; and
•	the timing an costs of new and existing marketing and promotional efforts.

Unfavorable changes in any of these or other factors, most of which are beyond the Company’s control, could materially and adversely affect its business, results of operations and financial condition.

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We may not successfully integrate companies and technology we acquire into our business or successfully develop our products, which could impact our ability to generate revenue and negatively affect our financial condition and results of operations.

To successfully develop and grow our business, the Company must develop and distribute SAAS products and services that are complementary to our business plan and bring them to market on schedule and in a profitable manner. Delays or failure to launch and distribute products and services could hurt our ability to meet growth objectives, which may affect our financial projections as well as financial condition and results of operations. We also cannot guarantee that we will be able to achieve our expansion goals by acquiring other companies or their assets, including products developed by other companies that we believe complement the products and services we provide, or that the Company will be operated profitably. We may fail to successfully integrate acquired companies, products and services or may not achieve the intended financial or other projections. The Company’s ability to expand successfully through acquisition of other companies or assets will depend on a number of factors, many of which are beyond the control of management. If we are unable to successfully develop or innovate for existing or future products and services, revenue growth rate and profits may be reduced which would harm our financial condition and results of operations.

Our acquisition and divestiture activities may disrupt our ongoing business and may involve increased expenses and risks not contemplated at the time of the transactions.

We intend to acquire companies, products, technologies and talent that complement our strategic direction, both in and outside of the United States. Acquisitions involve significant risks and uncertainties, including:

•	inability to realize synergies expected to result from an acquisition;
•	disruption of our ongoing business and distraction of management;
•	the internal control environment of an acquired entity may not be consistent with our standards or regulatory requirements, and may require significant time and resources to align or rectify;
•	unidentified issues not discovered in the due diligence process, including product or service quality issues, intellectual property issues and legal contingencies;
•	failure to successful develop an acquired business or technology and any resulting impairment of amounts currently capitalized as intangible assets; and
•	in the case of foreign acquisitions, the impact of particular economic, tax, currency, political, legal and regulatory risks associated with specific countries.

In the future, we may also divest certain assets or businesses that no longer fit our strategic direction or growth targets. Divestitures involve significant risks and uncertainties, including:

•	inability to find potential buyers on favorable terms;
•	failure to effectively transfer liabilities, contract, facilities and employees to buyers;
•	requirements that we retain or indemnify buyers against certain liabilities and obligations;
•	risk of litigation in which we become subject to third-party claims arising out of a divestiture;
•	challenges in identifying and separating the intellectual property and data that we wish to retain from that to be divested;
•	inability to reduce fixed costs associated with the divested assets or business;
•	challenges in collecting the proceeds from any divestiture;
•	disruption of our business and distraction of management;
•	loss of key employees who leave as a result of the divestiture; and
•	potential loss of customers or partners of the divested business .

In addition, any acquisition or divestiture that the Company announces may not be completed if closing conditions are not satisfied. Because acquisitions and divestitures are inherently risky, the Company’s transactions may not be successful and may, in some cases, harm their operating results or financial condition. Management intends to use the proceeds from this Offering, at least in part, to acquire additional software companies, technology and products we believe will fit our growth strategy. In the future, if management chooses to acquire companies, technology or products by issuing the Company’s Voting Common Stock, which may dilute the ownership percentage of investors in this Offering.

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We may not be able to acquire software or other Internet-based companies if the cost of acquiring a potential target company is too expensive to fit our business model.

The valuation multiples at which we buy and sell companies are constantly changing based on economic conditions and other factors, such as the availability of target companies that fit our business model. Also, if a competing company has more available cash, it may be difficult for us to match or exceed the price they can pay to acquire companies and assets. Consequently, it may be difficult to acquire profitable companies at prices that fit our business model. Moreover, given higher prices of profitable companies, we may not have the capital needed to complete an acquisition. Over the first six months of 2021 we have noticed a significant increase in the multiples of target companies. If multiples of potential target companies continue to increase, or even remain the same, we may be priced out of any new acquisitions for an undetermined length of time.

We may acquire software or Internet-based companies in the future that are financially unstable or lack an established record of revenue, cash flow or earnings, which could adversely impact our results of operations and financial condition.

To the extent we may acquire a software or Internet-based company with a financially unstable business or that lacks an established record of revenues or earnings, we may be affected by numerous risks inherent in the operations of that company. These risks include volatile revenues or earnings and difficulties in obtaining and retaining key personnel. Although the Company’s officers and directors will endeavor to evaluate the risks inherent in a particular target business, they may not be able to properly ascertain or assess all of the significant risk factors and may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of the Company’s control and leave it with no ability to control or reduce the chances that those risks will adversely impact a target business. As a result, the Company’s results of operations may suffer and adversely impact our financial condition.

We may seek to acquire software or Internet-based companies in industries or sectors that may be outside of our management’s area of expertise.

Although we intend to focus on identifying companies in sectors where we have experience, we will consider acquiring a software or Internet-based company outside of our management’s area of expertise if we determine that such candidate offers an attractive acquisition opportunity for the Company. Although the Company’s management will endeavor to evaluate the risks inherent in any particular acquisition candidate, the Company cannot assure you that they will adequately ascertain or assess all of the significant risk factors. As a result, the Company’s management may not be able to adequately ascertain or assess all of the significant risk factors, which could have an adverse impact on the Company’s result of operations and financial condition.

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We have acquired a company affiliated with our executive officers and directors, and may do so again in the future, potentially raising conflicts of interest.

In light of the involvement of officers and directors with other entities, the Company may decide to acquire one or more companies affiliated with the Company’s officers or directors. The Company recently acquired Hello Bar LLC, which is controlled by our CEO and owned by the COO. Despite the Company’s agreement to obtain an opinion from an independent investment banking firm or from another independent entity that commonly renders valuation opinions regarding the fairness of the terms of the acquisition with respect to the Company’s stockholders, potential conflicts of interest still may exist. For details regarding the Hello Bar acquisition, see “The Company’s Business – Recent Acquisition of Hello Bar LLC.”

We are not required to obtain a fairness opinion when acquiring other companies, which means our investors have no assurance from an independent source that the price we pay for the software companies we acquire is fair from a financial perspective.

Unless the Company completes a business combination with or acquisition from an affiliated entity, or our board cannot independently determine the fair market value of a target company or companies, the Company is not required to obtain an opinion from an independent investment banking firm or from another independent entity that commonly renders valuation opinions that the price the Company is paying is fair to the Company from a financial point of view. If no opinion is obtained, the Company’s stockholders will be relying on the judgment of the board of directors, who will determine fair market value based on standards generally accepted by the financial community. However, in cases where the Company is acquiring an entity which is controlled by a related party, the Company intends to seek a fairness opinion.

The effects of the COVID-19 pandemic have materially affected how we and our customers are operating our businesses, and the duration and extent to which this will impact our future results of operations and overall financial performance remains uncertain.

In December 2019, a novel coronavirus disease (“COVID-19”), was reported and in January 2020, the World Health Organization (“WHO”) declared it a Public Health Emergency of International Concern. On February 28, 2020, the WHO raised its assessment of the COVID-19 threat from high to very high at a global level due to the continued increase in the number of cases and affected countries, and on March 11, 2020, the WHO characterized COVID-19 as a pandemic, (the “pandemic”). The pandemic, which has continued to spread, and the related adverse public health developments, including orders to shelter-in-place, travel restrictions, and mandated business closures, have adversely affected workforces, organizations, customers, economies, and financial markets globally, leading to an economic downturn and increased market volatility. It has also disrupted the normal operations of many businesses, including ours.

Our operations have also been impacted by a range of external factors related to the pandemic that are not within our control. For example, many cities, counties, states, and even countries have imposed or may impose a wide range of restrictions on the physical movement of our employees, partners and customers to limit the spread of the pandemic, including physical distancing, travel bans and restrictions, closure of non-essential business, quarantines, work-from-home directives, shelter-in-place orders, and limitations on public gatherings. These measures have caused, and are continuing to cause, business slowdowns or shutdowns in affected areas, both regionally and worldwide. As a remote company, our day-to-day operations were not materially impacted by these lockdowns and limitations. However, the inability of our executive officers and employees to travel has impacted our efforts to source, negotiate and close acquisitions. Travel restrictions have also impacted our ability to hire new employees and contractors, and conduct in-person sales for the companies we recently acquired. We have adjusted our operations as a result of these limitations, but may continue to face these challenges in the future.

Moreover, the conditions caused by the pandemic may affect the rate of spending on software products and may adversely affect our customers’ ability or willingness to purchase our offerings; the timing of our current or prospective customers’ purchasing decisions; pricing discounts or extended payment terms; reductions in the amount or duration of customers’ subscription contracts; or increase customer attrition rates, all of which could adversely affect our future sales, operating results and overall financial performance. If the pandemic has a substantial impact on the ability of our customers to purchase our offerings, our results of operations and overall financial performance may be harmed.

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The duration and extent of the impact from the pandemic depends on future developments that cannot be accurately predicted at this time, such as the severity and transmission rate of the virus, the extent and effectiveness of containment actions, the disruption caused by such actions, and the impact of these and other factors on our employees, customers, partners and vendors. If we are not able to respond to and manage the impact of such events effectively, our business will be harmed.

To the extent the pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section, including, in particular, risks related to our dependence on customer renewals, the addition of new customers and increased revenue from existing customers, risks that our operating results could be negatively affected by changes in the sizes or types of businesses that purchase our platforms and the risk that weakened global economic conditions may harm our industry, business and results of operations.

We are dependent upon customer renewals, the addition of new customers, increased revenue from existing customers and the continued growth of the market for our platforms.

We derive, and expect to continue to derive, a substantial portion of our revenue from the sale of subscriptions to our platforms. The market for inbound marketing, sales and customer service products is still evolving, and competitive dynamics may cause pricing levels to change as the market matures and as existing and new market participants introduce new types of point applications and different approaches to enable businesses to address their respective needs. As a result, we may be forced to reduce the prices we charge for our platforms and may be unable to renew existing customer agreements or enter into new customer agreements at the same prices and upon the same terms that we have historically. In addition, our growth strategy involves a scalable pricing model (including freemium versions of our products) intended to provide us with an opportunity to increase the value of our customer relationships over time as we expand their use of our platforms, sell to other parts of their organizations, cross-sell our sales products to existing marketing product customers and vice versa through touchless or low touch in product purchases, and upsell additional offerings and features. If our cross-selling efforts are unsuccessful or if our existing customers do not expand their use of our platforms or adopt additional offerings and features, our operating results may suffer.

We face significant competition from both established and new companies offering marketing, sales and customer service software and other related applications, as well as internally developed software, which may harm our ability to add new customers, retain existing customers and grow our business.

The marketing, sales, customer service, and content management software market is evolving, highly competitive and significantly fragmented. With the introduction of new technologies and the potential entry of new competitors into the market, we expect competition to persist and intensify in the future, which could harm our ability to increase sales, maintain or increase renewals and maintain our prices.

We face intense competition from other software companies that develop marketing, sales, customer service, and content management software and from marketing services companies that provide interactive marketing services. Competition could significantly impede our ability to sell subscriptions to our platforms on terms favorable to us. Our current and potential competitors may develop and market new technologies that render our existing or future products less competitive, or obsolete. In addition, if these competitors develop products with similar or superior functionality to our platforms, we may need to decrease the prices or accept less favorable terms for our platform subscriptions in order to remain competitive. If we are unable to maintain our pricing due to competitive pressures, our margins will be reduced and our operating results will be negatively affected.

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Our competitors include:

•	cloud-based marketing automation providers;
•	email marketing software vendors;
•	sales force automation and CRM software vendors;
•	large-scale enterprise suites;
•	customer service software providers; and
•	content management systems.

In addition, instead of using our platforms, some prospective customers may elect to combine disparate point applications, such as content management, marketing automation, CRM, analytics and social media management. We expect that new competitors, such as enterprise software vendors that have traditionally focused on enterprise resource planning or other applications supporting back office functions, will develop and introduce applications serving customer-facing and other front office functions. This development could have an adverse effect on our business, operating results and financial condition. In addition, sales force automation and CRM vendors could acquire or develop applications that compete with our marketing software offerings. Some of these companies have acquired social media marketing and other marketing software providers to integrate with their broader offerings.

Our current and potential competitors may have significantly more financial, technical, marketing and other resources than we have, be able to devote greater resources to the development, promotion, sale and support of their products and services, may have more extensive customer bases and broader customer relationships than we have, and may have longer operating histories and greater name recognition than we have. As a result, these competitors may respond faster to new technologies and undertake more extensive marketing campaigns for their products. In a few cases, these vendors may also be able to offer marketing, sales, customer service and content management software at little or no additional cost by bundling it with their existing suite of applications. To the extent any of our competitors has existing relationships with potential customers for either marketing software or other applications, those customers may be unwilling to purchase our platforms because of their existing relationships with our competitor. If we are unable to compete with such companies, the demand for our platforms could substantially decline.

In addition, if one or more of our competitors were to merge or partner with another of our competitors, our ability to compete effectively could be adversely affected. Our competitors may also establish or strengthen cooperative relationships with our current or future strategic distribution and technology partners or other parties with whom we have relationships, thereby limiting our ability to promote and implement our platforms. We may not be able to compete successfully against current or future competitors, and competitive pressures may harm our business, operating results and financial condition.

Our ability to introduce new products and features is dependent on adequate research and development resources. If we do not adequately fund our research and development efforts, we may not be able to compete effectively and our business and operating results may be harmed.

To remain competitive, we must continue to develop new product offerings, applications, features and enhancements to our existing platforms. Maintaining adequate research and development personnel and resources to meet the demands of the market is essential. If we are unable to develop our platforms internally due to certain constraints, such as high employee turnover, lack of management ability or a lack of other research and development resources, we may miss market opportunities. Further, many of our competitors expend a considerably greater amount of funds on their research and development programs, and those that do not may be acquired by larger companies that would allocate greater resources to our competitors’ research and development programs. Our failure to maintain adequate research and development resources or to compete effectively with the research and development programs of our competitors could materially adversely affect our business.

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If our platforms have outages or fail due to defects or similar problems, and if we fail to correct any defect or other software problems, we could lose customers, become subject to service performance or warranty claims or incur significant costs.

Our platforms and their underlying infrastructure are inherently complex and may contain material defects or errors. We release modifications, updates, bug fixes and other changes to our software several times per day, without traditional human-performed quality control reviews for each release. We have from time to time found defects in our software and may discover additional defects in the future. We may not be able to detect and correct defects or errors before customers begin to use our platforms or their applications. Consequently, we or our customers may discover defects or errors after our platforms have been implemented. Defects or errors could result in product outages and could also cause inaccuracies in the data we collect and process for our customers, or even the loss, damage or inadvertent release of such confidential data. We implement bug fixes and upgrades as part of our regular system maintenance, which may lead to system downtime. Even if we are able to implement the bug fixes and upgrades in a timely manner, any history of product outages, defects or inaccuracies in the data we collect for our customers, or the loss, damage or inadvertent release of confidential data could cause our reputation to be harmed, and customers may elect not to purchase or renew their agreements with us. Furthermore, these issues could subject us to service performance credits (whether offered by us or required by contract), warranty claims or increased insurance costs. The costs associated with product outages, any material defects or errors in our platforms or other performance problems may be substantial and could materially adversely affect our operating results.

In addition, third-party apps and features on our platforms may not meet the same quality standards that we apply to our own development efforts and, to the extent they contain bugs, vulnerabilities or defects, they may create disruptions in our customers’ use of our products, lead to data loss, unauthorized access to customer data, damage our brand and reputation and affect the continued use of our products, any of which could harm our business, results of operations and financial condition.

We depend on third-party providers for a reliable internet infrastructure and the failure of these third parties, or the internet in general, for any reason could significantly impair our ability to conduct our business.

The Company may outsource some or all of its online presence and data management to third parties who host the actual servers and provide power and security in multiple data centers in each geographic location. These third-party facilities could require uninterrupted access to the Internet. If the operation of the servers is interrupted for any reason, including natural disaster, financial insolvency of a third-party provider, or malicious electronic intrusion into the data center, its business could be significantly damaged. Further, we could see increased costs for data hosting and transmission services due to vendor consolidation and contract renegotiation. As has occurred with many Internet-based businesses, the Company may be subject to “denial-of-service” attacks in which unknown individuals bombard its computer servers with requests for data, thereby degrading the servers’ performance. The Company cannot be certain it will be successful in quickly identifying and neutralizing these attacks. Moreover, the costs of these services may increase as a result of cyberattacks, which may impact our margins. Our costs could also be impacted by increased data regulation. If either a third-party facility failed, or the Company’s ability to access the Internet was interfered with because of the failure of Internet equipment in general or if the Company becomes subject to malicious attacks of computer intruders, its business and operating results could be materially adversely affected. If our costs increase for any of the reasons discussed, we may not be able to increase the fees for our platforms or services to cover the increased cost, which would negatively impact our results of operations and financial condition.

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We rely on data provided by third parties, the loss of which could limit the functionality of our platforms and disrupt our business.

Select functionality of our platforms depends on our ability to deliver data, including search engine results and social media updates, provided by unaffiliated third parties, such as Facebook, Google, LinkedIn and Twitter. Some of this data is provided to us pursuant to third-party data sharing policies and terms of use, under data sharing agreements by third-party providers or by customer consent. In the future, any of these third parties could change its data sharing policies, including making them more restrictive, or alter its algorithms that determine the placement, display, and accessibility of search results and social media updates, any of which could result in the loss of, or significant impairment to, our ability to collect and provide useful data to our customers. These third parties could also interpret our, or our service providers’, data collection policies or practices as being inconsistent with their policies, which could result in the loss of our ability to collect this data for our customers. Any such changes could impair our ability to deliver data to our customers and could adversely impact select functionality of our platforms, impairing the return on investment that our customers derive from using our solution, as well as adversely affecting our business and our ability to generate revenue.

If we do not or cannot maintain the compatibility of our platforms with third-party applications that our customers use in their businesses, our revenue will decline.

A significant percentage of our customers choose to integrate our platforms with certain capabilities provided by third-party application providers using application programming interfaces (“APIs”) published by these providers. The functionality and popularity of our CRM Platform depends, in part, on our ability to integrate our platforms with third-party applications and platforms, including CRM, CMS, e-commerce, call center, analytics and social media sites that our customers use and from which they obtain data. Third-party providers of applications and APIs may change the features of their applications and platforms, restrict our access to their applications and platforms, or alter the terms governing use of their applications and APIs and access to those applications and platforms in an adverse manner. Such changes could functionally limit or terminate our ability to use these third-party applications and platforms in conjunction with our platforms, which could negatively impact our offerings and harm our business. If we fail to integrate our platforms with new third-party applications and platforms that our customers use for marketing, sales, services or content management purposes, or fail to renew existing relationships pursuant to which we currently provide such integration, we may not be able to offer the functionality that our customers need, which would negatively impact our ability to generate new revenue or maintain existing revenue and adversely impact our business.

Future revenue growth depends upon our ability to adapt to technological change as well as global trends in the way customers access software offerings and successfully introduce new and enhanced products, services and business models.

We operate in industries that are characterized by rapidly changing technology, evolving industry standards and frequent new product introductions. We must continue to innovate and develop new products and features to meet changing customer needs and attract and retain talented software developers. We must continue to develop our skills, tools and capabilities to capitalize on existing and emerging technologies.

Privacy concerns and end users’ acceptance of Internet behavior tracking may limit the applicability, use and adoption of our platforms.

Privacy concerns may cause end users to resist providing the personal data necessary to allow our customers to use our platforms effectively. We have implemented various features intended to enable our customers to better protect end user privacy, but these measures may not alleviate all potential privacy concerns and threats. Even the perception of privacy concerns, whether or not valid, may inhibit market adoption of our platforms, especially in certain industries that rely on sensitive personal information. Privacy advocacy groups and the technology and other industries are considering various new, additional or different self-regulatory standards that may place additional burdens on us. The costs of compliance with, and other burdens imposed by these groups’ policies and actions may limit the use and adoption of our platforms and reduce overall demand for it, or lead to significant fines, penalties or liabilities for any noncompliance or loss of any such action. See also, “Risk Factors – Risks Related to Cybersecurity and Regulation – If our or our customers’ security measures are compromised or unauthorized access to data of our customers or their customers is otherwise obtained, our platforms may be perceived as not being secure, our customers may be harmed and may curtail or cease their use of our platforms, our reputation may be damaged and we may incur significant liabilities.

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The Company needs to increase brand awareness.

Due to a variety of factors, the Company’s opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the Company’s brand name, among other factors, is critical. Further, the importance of brand recognition will increase as competition in the Company’s market increases. Successfully promoting and positioning the Company’s brand, products and services will depend largely on the effectiveness of the Company’s marketing efforts. Therefore, the Company may need to increase the Company’s financial commitment to creating and maintaining brand awareness. If the Company fails to successfully promote the Company’s brand name or if the Company incurs significant expenses promoting and maintaining the Company’s brand name, it could have a material adverse effect on the Company’s results of operations.

Our future success depends on our executive officers and our ability to attract and retain qualified personnel.

Our future success largely depends upon the continued service and availability of skilled personnel, including our executive officers and those in technical and other key positions. If one or more of our executive officers becomes unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Moreover, we may incur additional expenses to recruit and retain new executive officers. If any of our executive officers joins a competitor or forms a competing company, we may lose some or all of our customers. Finally, we do not maintain “key person” life insurance on any of our executive officers. Because of these factors, the loss of the services of any of these key persons could adversely affect our business, financial condition, and results of operations, and thereby an investment in our stock.

We may not be able to retain employees who are key to the success of the companies and assets we acquire, which could adversely impact our ability to integrate those companies and their products into our business.

We may not be able to retain the key employees of acquired companies, including those who have developed and designed the products we acquire. If we are unable to retain employees with significant knowledge and experience that is essential to the companies, products or services we acquire, we may not be able to successfully adapt or integrate them into our business. Failure to do so could adversely impact our financial condition and results of operations.

Our officers and directors will allocate their time to other businesses, resulting in less time devoted to our business and other potential conflicts of interest.

Our officers and directors are not required to, and may not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our Company’s business, which includes searching for software company acquisitions to accelerate our growth, and other businesses in which they are involved. In that regard, each of the Company’s officers are engaged in other business endeavors for which they may be entitled to substantial compensation, and are not obligated to contribute any specific number of hours per week to our Company. Additionally, the Company’s directors may also serve as officers or board members for other entities. If our officers and directors are required to devote substantial amounts of time to the business affairs of other entities, they could be limited in their ability to devote time to the Company’s affairs which may have a negative impact on their ability to implement our business plan, including the development of software or successfully consummating the acquisition of other software companies.

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Our assessment of the management team’s capabilities of prospective target companies may be incorrect, and result in a loss of value due to their poor management and integration of the acquired company.

When evaluating the acquisition of a prospective target software or Internet-based company, the Company will also assess the capabilities of the target company’s management skills, qualifications and abilities with the view of continuing their roles after being acquired by the Company. Our ability to make this assessment may be limited due to a lack of time, resources or information, and may result in an incorrect assessment of the target’s management capabilities. Should the target’s management lack the skills, qualifications or abilities necessary to successfully manage the target’s operations, the Company’s results of operations and financial condition may be negatively impacted. Accordingly, value of your stock may decline and you are unlikely to have a remedy for that loss of value.

If the Company is deemed to be an investment company under the Investment Company Act of 1940, we may be required to institute burdensome and expensive compliance requirements, and our activities may be restricted, including our strategy to acquire software and Internet-based companies.

If the Company is deemed to be an investment company under the Investment Company Act of 1940, the Company’s activities may be restricted, including:

•	restriction on the nature of our investments, and
•	restrictions on the issuance of securities,

each of which may make it difficult to complete our acquisition of software companies.

In addition, the Company may become subject to burdensome and expensive compliance requirements, including:

•	registration as an investment company with the Securities and Exchange Commission;
•	adoption of a specific form of corporate structure; and
•	reporting, recordkeeping, voting, proxy and disclosure requirements and other rules and regulations.

In order not to be regulated as an investment company, the Company must ensure that it is engaged primarily in a business other than investing, reinvesting or trading in securities unless the Company can qualify for an exemption. Further the Company must ensure that its activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of its total assets, excluding U.S. government securities and cash items, on an unconsolidated basis. The Company’s business will be to identify and acquire software companies and thereafter to operate the post-transaction business or assets for the long term. The Company does not plan to buy unrelated businesses or assets or to be a passive investor.

The Company does not believe that their anticipated principal activities will subject it to the Investment Company Act of 1940.

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Risks Relating to Our Intellectual Property

If we are unable to protect our intellectual property rights, our financial results may be negatively impacted.

Our success depends in large part on our patents, copyrights, domain names, and social media handles, which are valuable assets that serve to differentiate us from our competitors. We currently rely on a combination of copyright, trademark, patent, trade dress and unfair competition laws to establish and protect our intellectual property rights. We cannot assure you that the steps taken by us to protect our proprietary rights will be adequate to prevent infringement of our trademarks and proprietary rights by others, including imitation and misappropriation of our brand. We cannot assure you that obstacles will not arise as we expand our product lines and geographic scope. The unauthorized use or misappropriation of our intellectual property could damage our brand identity and the goodwill we created for our Company, which could cause our sales to decline. Moreover, litigation may be necessary to protect or enforce these intellectual property rights, which could result in substantial costs and diversion of our resources, causing a material adverse effect on our business, financial condition, results of operations or cash flows.

The cost of enforcing our patents and trademarks could prevent us from enforcing them.

Patent, trademark and copyright litigation has become extremely expensive. Even if we believe that a competitor is infringing on one or more of our patents, we might choose not to file suit because we lack the cash to successfully prosecute a multi-year litigation with an uncertain outcome. We may also choose not to litigate because we believe that the cost of enforcing our patent(s) outweighs the value of winning the suit in light of the risks and consequences of losing it, or for some other reason. Choosing not to enforce our patent(s) could have adverse consequences for the Company, including undermining the credibility of our intellectual property, reducing our ability to enter into licensing agreements, and weakening our attempts to prevent competitors from entering the market. As a result, if we are unable to enforce our patents(s) because of the cost of enforcement, your investment in the Company could be significantly and adversely affected.

We may be subject to liability if we infringe upon the intellectual property rights of third parties.

We may be subject to liability if we infringe upon the intellectual property rights of third parties. If we were to be found liable for any such infringement, we could be required to pay substantial damages and could be subject to injunctions preventing further infringement. Such infringement claims could harm our brand image. In addition, any payments we are required to make, and any injunction with which we are required to comply as a result of such infringement actions could adversely affect our financial results.

Risks Relating to Cybersecurity and Regulation

Legion Works and its subsidiaries are vulnerable to hackers and cyberattacks which could result in loss of customers, liability and negative publicity.

As an internet-based business, we may be vulnerable to hackers who may access the data of our customers. Further, any significant disruption in service on our platforms or computer systems could reduce the attractiveness of our platforms and products, and result in a loss of customers. If our systems and network infrastructure cannot be expanded or are not scaled to cope with increased demand or fail to perform, we could experience unanticipated disruptions in service, slower response times, decreased customer satisfaction, and delays in the introduction of new products and services. Any disruptions of services or cyber-attacks could harm our reputation and materially negatively impact our financial condition and business.

We host, collect, use and retain large amounts of sensitive and personal customer and workforce data, including names, login credentials, passwords, addresses, phone numbers, and credit card information. In some cases, we may have bank information for ACH transactions as well as corporate tax identification numbers (i.e., EINs). Many governments have enacted laws requiring companies to notify individuals of data security incidents or unauthorized transfers involving certain types of personal data. In addition, some of our customers contractually require notification of any data security compromise. Security compromises experienced by our competitors, by our customers or by us may lead to public disclosures, which may lead to widespread negative publicity, which could materially and adversely affect our business and operating results.

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In the event of a breach resulting in loss of data, such as personally identifiable information or other such data protected by data privacy or other laws, we may be liable for damages, fines and penalties for such losses under applicable regulatory frameworks despite not handling the data. Further, the regulatory framework around data custody, data privacy and breaches vary by jurisdiction and is an evolving area of law. We may not be able to limit our liability or damages in the event of such a loss

To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability and our competitive position could be harmed. Any breach, loss, or compromise of personal data may also subject us to civil fines and penalties, or claims for damages either under the General Data Protection Regulation (the “GDPR”) and relevant member state law in the European Union, other foreign laws, and other relevant state and federal privacy laws in the United States.

We use commercially available security technologies and security and business controls to limit access to and use of such sensitive data. Although we expend significant resources to create security protections designed to shield this data against potential theft and security breaches, such measures cannot provide absolute security.

If our or our customers’ security measures are compromised or unauthorized access to data belonging to our customers or their customers is otherwise obtained, whether through our platforms or through the third parties with whom we work, we may be subject to liability claims based on those breaches and any resulting losses.

Our operations involve the storage and transmission of data of our customers and their customers, including personally identifiable information. Security incidents could result in unauthorized access to, loss of or unauthorized disclosure of this information, litigation, indemnity obligations and other possible liabilities, as well as negative publicity, which could damage our reputation, impair our sales and harm our customers and our business. Cyber-attacks and other malicious Internet-based activity continue to increase generally, and cloud-based platform providers of marketing services have been targeted. Cyber incidents have been increasing in sophistication and frequency and can include third parties gaining access to employee or customer data using stolen or inferred credentials, computer malware, viruses, spamming, phishing attacks, ransomware, card skimming code, and other deliberate attacks and attempts to gain unauthorized access. If our security measures are compromised as a result of third-party action, employee or customer error, malfeasance, stolen or fraudulently obtained log-in credentials or otherwise, our reputation could be damaged, our business may be harmed and we could incur significant liability.

If third parties with whom we work, such as vendors or developers, violate applicable laws, our security policies or our acceptable use policy, such violations may also put our customers’ information at risk and could in turn have an adverse effect on our business. In addition, if the security measures of our customers are compromised, even without any actual compromise of our own systems, we may face negative publicity or reputational harm if our customers or anyone else incorrectly attributes the blame for such security breaches to us or our systems. Because the techniques used by computer programmers who may attempt to penetrate and sabotage our network security or our website change frequently and may not be recognized until launched against a target, we may be unable to anticipate these techniques. We may be unable to anticipate or prevent techniques used to obtain unauthorized access or to sabotage systems because they change frequently and generally are not detected until after an incident has occurred. As we increase our customer base and our brand becomes more widely known and recognized, we may become more of a target for third parties seeking to compromise our security systems or gain unauthorized access to our customers’ data.

Additionally, we provide extensive access to our database, which stores our customer data, to our development team to facilitate our rapid pace of product development. If such access or our own operations cause the loss, damage or destruction of our customers’ business data, their sales, lead generation, support and other business operations may be permanently harmed. As a result, our customers may bring claims against us for lost profits and other damages.

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If we fail to comply with federal, state, and foreign laws relating to privacy and data protection, we may face potentially significant liability, negative publicity, an erosion of trust, and increased regulation which could materially adversely affect our business, results of operations, and financial condition.

Privacy and data protection laws, rules, and regulations are complex, and their interpretation is rapidly evolving, making implementation and enforcement, and thus compliance requirements, ambiguous, uncertain, and potentially inconsistent. Compliance with such laws may require changes to our data collection, use, transfer, disclosure, other processing, and certain other related business practices and may thereby increase compliance costs or have other material adverse effects on our business. As part of landlord and tenant registration and business processes, we collect and use personal data, such as names, dates of birth, email addresses, phone numbers, and identity verification information (for example, government issued identification or passport), as well as credit card or other financial information that landlords and tenants provide to us. The laws of many states and countries require businesses that maintain such personal data to implement reasonable measures to keep such information secure and otherwise restrict the ways in which such information can be collected and used. For example, the California Consumer Privacy Act (“CCPA”) took effect on January 1, 2020. The CCPA establishes a new privacy framework for covered businesses such as ours and may require us to modify our data processing practices and policies and incur compliance related costs and expenses. The law also prohibits covered businesses from discriminating against consumers (for example, charging more for services) for exercising any of their CCPA rights and imposes severe statutory damages as well as a private right of action for certain data breaches that result in the loss of personal information. In November 2020, California voters passed the California Privacy Rights and Enforcement Act of 2020 (“CPRA”), which further expands the CCPA with additional data privacy compliance requirements that may impact our business, and establishes a regulatory agency dedicated to enforcing those requirements.

Additionally, we are subject to laws, rules, and regulations regarding cross-border transfers of personal data, including laws relating to transfer of personal data outside the European Economic Area (“EEA”). Recent legal developments in Europe have created complexity and uncertainty regarding transfers of personal data from the EEA to the United States and other jurisdictions; for example, on July 16, 2020, the CJEU invalidated the EU-US Privacy Shield Framework (“Privacy Shield”) under which personal data could be transferred from the EEA to US entities that had self-certified under the Privacy Shield scheme. While the CJEU upheld the adequacy of the standard contractual clauses (a standard form of contract approved by the European Commission as an adequate personal data transfer mechanism, and potential alternative to the Privacy Shield), it noted that reliance on them alone may not necessarily be sufficient in all circumstances; this has created uncertainty and increased the risk around our international operations.

These recent developments may require us to review and amend the legal mechanisms by which we make and, or, receive personal data transfers to the United States and other jurisdictions. As data protection regulators issue further guidance on personal data export mechanisms, and/or start taking enforcement action, we could suffer additional costs, complaints and/or regulatory investigations or fines, and/or if we are otherwise unable to transfer personal data between and among countries and regions in which we operate, it could affect the manner in which we provide our services, the geographical location or segregation of our relevant systems and operations, and could adversely affect our financial results.

Existing federal, state and foreign laws regulate Internet tracking software, the senders of commercial emails and text messages, website owners and other activities, and could impact the use of our platforms and potentially subject us to regulatory enforcement or private litigation.

Certain aspects of how our customers utilize our platforms are subject to regulations in the United States, European Union and elsewhere. In recent years, U.S. and European lawmakers and regulators have expressed concern over the use of third-party cookies or web beacons for online behavioral advertising, and legislation adopted recently in the European Union requires informed consent for the placement of a cookie on a user’s device. Regulation of cookies and web beacons may lead to restrictions on our activities, such as efforts to understand users’ Internet usage. New and expanding “Do Not Track” regulations have recently been enacted or proposed that protect users’ right to choose whether or not to be tracked online. These regulations seek, among other things, to allow end users to have greater control over the use of private information collected online, to forbid the collection or use of online information, to demand a business to comply with their choice to opt out of such collection or use, and to place limits upon the disclosure of information to third party websites. These policies could have a significant impact on the operation of our platforms and could impair our attractiveness to customers, which would harm our business.

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Many of our customers and potential customers in the healthcare, financial services and other industries are subject to substantial regulation regarding their collection, use and protection of data and may be the subject of further regulation in the future. Accordingly, these laws or significant new laws or regulations or changes in, or repeals of, existing laws, regulations or governmental policy may change the way these customers do business and may require us to implement additional features or offer additional contractual terms to satisfy customer and regulatory requirements, or could cause the demand for and sales of our platforms to decrease and adversely impact our financial results.

In addition, the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, or the CAN-SPAM Act, establishes certain requirements for commercial email messages and specifies penalties for the transmission of commercial email messages that are intended to deceive the recipient as to source or content. The CAN-SPAM Act, among other things, obligates the sender of commercial emails to provide recipients with the ability to opt out of receiving future commercial emails from the sender. The ability of our customers’ message recipients to opt out of receiving commercial emails may minimize the effectiveness of the email components of our platforms. In addition, certain states and foreign jurisdictions, such as Australia, Canada and the European Union, have enacted laws that regulate sending email, and some of these laws are more restrictive than U.S. laws. For example, some foreign laws prohibit sending unsolicited email unless the recipient has provided the sender advance consent to receipt of such email, or in other words has “opted-in” to receiving it. A requirement that recipients opt into, or the ability of recipients to opt out of, receiving commercial emails may minimize the effectiveness of our platforms.

While these laws and regulations generally govern our customers’ use of our platforms, we may be subject to certain laws as a data processor on behalf of, or as a business associate of, our customers. For example, laws and regulations governing the collection, use and disclosure of personal information include, in the United States, rules and regulations promulgated under the authority of the Federal Trade Commission, the Health Insurance Portability and Accountability Act of 1996, the Gramm-Leach-Bliley Act of 1999 and state breach notification laws, and internationally, the Data Protection Directive in the European Union and the Federal Data Protection Act in Germany. If we were found to be in violation of any of these laws or regulations as a result of government enforcement or private litigation, we could be subjected to civil and criminal sanctions, including both monetary fines and injunctive action that could force us to change our business practices, all of which could adversely affect our financial performance and significantly harm our reputation and our business.

Risks Relating to Taxation

We may be subject to additional obligations to collect and remit sales tax and other taxes, and we may be subject to tax liability for past sales, which could harm our business.

State, local and foreign jurisdictions have differing rules and regulations governing sales, use, value added, Digital Services Tax, and other taxes, and these rules and regulations are subject to varying interpretations that may change over time. In particular, the applicability of such taxes to our platforms in various jurisdictions is unclear. Further, these jurisdictions’ rules regarding tax nexus are complex and vary significantly. As a result, we could face the possibility of tax assessments and audits, and our liability for these taxes and associated penalties could exceed our original estimates. A successful assertion that we should be collecting additional sales, use, value added or other taxes in those jurisdictions where we have not historically done so and do not accrue for such taxes could result in substantial tax liabilities and related penalties for past sales, discourage customers from purchasing our application or otherwise harm our business and operating results.

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Changes in tax laws or regulations that are applied adversely to us or our customers could increase the costs of our platforms and adversely impact our business.

New income, sales, use or other tax laws, statutes, rules, regulations or ordinances could be enacted at any time. Any new taxes could adversely affect our domestic and international business operations, and our business and financial performance. Further, existing tax laws, statutes, rules, regulations or ordinances could be interpreted, changed, modified or applied adversely to us. These events could require us or our customers to pay additional tax amounts on a prospective or retroactive basis, as well as require us or our customers to pay fines and/or penalties and interest for past amounts deemed to be due. If we raise our prices to offset the costs of these changes, existing and potential future customers may elect not to continue or purchase our platforms in the future. Additionally, new, changed, modified or newly interpreted or applied tax laws could increase our customers’ and our compliance, operating and other costs, as well as the costs of our platforms. Any or all of these events could adversely impact our business and financial performance.

Risks Relating to the Company’s Securities and this Offering

We expect to raise additional capital through offerings of equity and convertible securities and to provide our employees with equity incentives. We may also issue securities, including Voting Common Stock, as consideration in acquisitions of companies or assets. Therefore, your ownership interest in the Company is likely to continue to be diluted.

Our current strategic initiatives require substantial capital. We may seek to raise any necessary additional funds through equity or debt financings or other sources that may be dilutive to existing stockholders. The Company may offer additional Units, shares of its Voting Common Stock, and/or other classes of equity or debt that convert into shares of Voting Common Stock, such as the Warrants being offered as part of the Units in this Offering, any of which offerings would dilute the ownership percentage of investors in this Offering. Also, we may in the future adopt an employee equity incentive plan, which may also cause dilution to your investment. See “Dilution.”

Even if this Offering is successful, we will need to raise additional funding, which may not be available on acceptable terms or at all. Failure to obtain this necessary capital when needed may force us to delay or limit our business development or dissolve our Company.

The gross proceeds from this Offering, including potential proceeds from the exercise of our Warrants, will be up to $53,197,308 before deducting commission and offering expenses. If we successfully raise the maximum offering amount in this Offering, we anticipate our current operations will be funded for at least the next twenty-four months. We may not achieve the maximum offering amount in this Offering, which would require us to change our plan of operations and seek additional funds sooner than planned through public or private equity or debt financings, government or other third-party funding, marketing and distribution arrangements and other collaborations, strategic alliances or a combination of these approaches. Even if we believe we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or if we have specific strategic considerations.

Using a credit card to purchase shares may impact the return on your investment as well as subject you to other risks inherent in this form of payment.

Investors in this Offering have the option of paying for their investment with a credit card, which is not usual in the traditional investment markets. Transaction fees charged by your credit card company (which can reach 5% of transaction value if considered a cash advance) and interest charged on unpaid card balances (which can reach almost 25% in some states) add to the effective purchase price of the shares you buy. See “Plan of Distribution.” The cost of using a credit card may also increase if you do not make the minimum monthly card payments and incur late fees. Using a credit card is a relatively new form of payment for securities and will subject you to other risks inherent in this form of payment, including that, if you fail to make credit card payments (e.g., minimum monthly payments), you risk damaging your credit score and payment by credit card may be more susceptible to abuse than other forms of payment. Moreover, where a third-party payment processor is used, as in this Offering, your recovery options in the case of disputes may be limited. The increased costs due to transaction fees and interest may reduce the return on your investment.

The Commission’s Office of Investor Education and Advocacy issued an Investor Alert dated February 14, 2018 entitled: Credit Cards and Investments – A Risky Combination, which explains these and other risks you may want to consider before using a credit card to pay for your investment.

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This Offering involves “rolling closings,” which may mean that earlier investors may not have the benefit of information that later investors have.

We may conduct closings on funds tendered in the Offering at any time. At that point, investors whose subscription agreements have been accepted will become our shareholders. We may file supplements to our Offering Circular reflecting material changes and investors whose subscriptions have not yet been accepted will have the benefit of that additional information.

Our management has discretion as to use of proceeds.

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.” The Company reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which it deems to be in the best interests of the company and its investors in order to address changed circumstances or opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of management with respect to application and allocation of the net proceeds of this Offering. Investors for the Units and underlying Voting Common Stock hereby will be entrusting their funds to the Company’s management, upon whose judgment and discretion the investors must depend.

The subscription agreement has a forum selection provision that requires disputes to be resolved in state or federal courts in the State of Delaware, regardless of convenience or cost to you, the investor.

In order to invest in this offering, investors agree to resolve disputes arising under the subscription agreement in state or federal courts located in the State of Delaware, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. You will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations thereunder. This forum selection provision may limit your ability to obtain a favorable judicial forum for disputes with us. Although we believe the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies and in limiting our litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes, may increase investors’ costs of bringing suit and may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the provision inapplicable to, or unenforceable in an action, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

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Investors in this Offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the agreement.

Investors in this offering will be bound by the subscription agreement, which includes a provision under which investors waive the right to a jury trial of any claim they may have against the company arising out of or relating to the agreement, including any claims made under the federal securities laws. By signing the agreement, the investor warrants that the investor has reviewed this waiver with his or her legal counsel, and knowingly and voluntarily waives the investor’s jury trial rights following consultation with the investor’s legal counsel.

If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which governs the agreement, by a federal or state court in the State of Delaware. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the subscription agreement. You should consult legal counsel regarding the jury waiver provision before entering into the subscription agreement.

If you bring a claim against the company in connection with matters arising under the agreement, including claims under the federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the company. If a lawsuit is brought against the company under the agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if the jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the agreement with a jury trial. No condition, stipulation or provision of the subscription agreement serves as a waiver by any holder of the company’s securities or by the company of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

In addition, when the shares are transferred, the transferee is required to agree to all the same conditions, obligations and restrictions applicable to the shares or to the transferor with regard to ownership of the shares, that were in effect immediately prior to the transfer of the shares, including but not limited to the subscription agreement.

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Any valuation at this stage is difficult to assess.

The valuation for the Offering was established by the Company. Unlike listed companies that are valued publicly through market-driven stock prices, the valuation of private companies, especially startups, is difficult to assess and you may risk overpaying for your investment.

We may not be able to pay dividends on our Voting Common Stock, which is being offered as part of our Units, for a long time, if ever.

We have never paid cash dividends on our Voting Common Stock and do not anticipate doing so for the foreseeable future. We will only be able to pay dividends on any Units once our directors determine that we are financially able to do so. The Company has incurred net losses and has not generated any revenue since inception, except through its recent acquisition of Hello Bar. For details, see “The Company’s Business – Recent Acquisition of Hello Bar LLC.” There is no assurance that we will be profitable any time soon or generate sufficient revenues to pay dividends to the holders of our Voting Common Stock.

An investment in our Units could result in a loss of your entire investment.

An investment in our Units offered in this Offering involves a high degree of risk and you should not purchase the Units if you cannot afford the loss of your entire investment. You may be able to liquidate your investment for any reason in the near future.

There is no current market for our Voting Common Stock so you may not be able to sell your Voting Common Stock.

There is no formal marketplace for the resale of the Company’s Voting Common Stock and the Company currently has no plans to list any of its shares on any over-the-counter (OTC), or similar, exchange. These securities are illiquid and there will not be an official current price for them, as there would be if the Company were a publicly-traded company with a listing on a stock exchange. Investors should assume that they may not be able to liquidate their investment for some time, or be able to pledge their shares as collateral. Since the Company has not established a trading forum for our Voting Common Stock, there will be no easy way to know what the Voting Common Stock is “worth” at any time. Moreover, the Company may never undergo а liquidity event such as а sale of the Company or an IPO. If such a liquidity event does not occur, investors could be left holding their Voting Common Stock until the Company runs out of capital and liquidates.

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DILUTION

Dilution means a reduction in value, control or earnings of the shares the investor owns.

Immediate dilution

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of your stake is diluted because all the shares are worth the same amount, and you paid more than earlier investors for your shares.

The following table illustrates the approximate per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50%, and 25% of the Units and Warrant Shares offered for sale in this Offering (after deducting our estimated offering expenses).

Funding Level	100% of Remaining Shares Sold	75% of Remaining Shares Sold	50% of Remaining Shares Sold	25% of Remaining Shares Sold
Remaining Amount to Raise	$37,658,595	$28,243,946	$18,829,298	$9,414,649
Net Tangible Book Value Per Voting Common Share Before the Offering	$2.61	$2.61	$2.61	$2.61
Share Dilution to Investors in this Offering	67%	60%	50%	33%
Dilution as a % of the Offering Price	70%	64%	54%	37%

Since inception, the Company’s officers and directors have only purchased Units, including the underlying Voting Common Stock and Warrants, through this Offering. Messrs. Bettencourt and Kamo, our CEO and COO, purchased their Units at the previous offering price of $2.50 per Unit because those purchases were made prior to our price change effective May 18, 2021.

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Future dilution

Another important way of looking at dilution is the dilution that happens due to future actions by the company. The investor’s stake in a company could be diluted due to the company issuing additional shares. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowdfunding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g., convertible bonds, preferred shares or warrants) into stock.

If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if the company offers dividends, and most early stage companies are unlikely to offer dividends, preferring to invest any earnings into the company).

The type of dilution that hurts early-stage investors most occurs when the company sells more shares in a “down round,” meaning at a lower valuation than in earlier offerings. An example of how this might occur is as follows (numbers are for illustrative purposes only):

•	In June 2019 Jane invests $20,000 for shares that represent 2% of a company valued at $1 million.

•	In December the company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. Jane now owns only 1.3% of the company but her stake is worth $200,000.

•	In June 2020 the company has run into serious problems and in order to stay afloat it raises $1 million at a valuation of only $2 million (the “down round”). Jane now owns only 0.89% of the company and her stake is worth only $26,660.

This type of dilution might also happen upon conversion of convertible notes into shares. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes get more shares for their money than new investors. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to the amount of convertible notes that the company has issued (and may issue in the future, and the terms of those notes.

If you are making an investment expecting to own a certain percentage of the company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by the company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

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USE OF PROCEEDS TO ISSUER

The net proceeds of a fully subscribed Offering to the issuer, after total offering expenses and commissions, will be approximately $45,217,712 after deducting estimated offering expenses of approximately $7,979,596

The following table breaks down the use of proceeds into different categories under various funding scenarios as follows:

	25% of Maximum Offering Amount	50% of Maximum Offering Amount	75% of Maximum Offering Amount	Maximum Offering Amount
Gross Proceeds to the Company	$13,299,327	$25,598,654	$39,897,981	$53,197,308
Estimated offering expenses	$1,994,899	$3,839,798	$5,984,697	$7,979,596
Net Proceeds	$11,304,428	$21,758,856	$33,913,284	$45,217,712
Purchase and Development of Software Assets	$6,250,000	$15,250,000	$24,500,000	$34,000,000
Officers’ Salaries and Benefits	$2,000,000	$2,750,000	$3,500,000	$4,000,000
Research and Development	2,580,000	3,250,000	5,000,000	$6,150,000
Marketing and Sales
Working Capital	$309,428	$313,856	$638,284	$742,712
Travel and Entertainment	$90,000	$95,000	$150,000	$175,000
Legal	$75,000	$100,000	$125,000	$150,000

The Company reserves the right to change the use of proceeds at management’s discretion.

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THE COMPANY’S BUSINESS

Overview

The Company was incorporated on November 20, 2019, as a Delaware C corporation. We operate as a software development and acquisition company that develops software platforms and sources Software as a Service (“SaaS”) businesses in markets the Company believes are ripe for a tech-enabled venture to scale. Our main focus is in acquiring and building SaaS products that are in the Marketing Tech and Sales Tech markets, but we are opportunistic and may also consider opportunities in related or ancillary markets, such as Internet-based or e-commerce markets, where we see high growth potential. The Company’s operations have been limited to the development of its product offerings, acquiring Hello Bar LLC (“Hello Bar”), entering into in “letters of intent” for other potential acquisitions, and development of our business plan. In addition to research and development for products developed by Legion Works, we also incur expenses related to research and development of companies that we may acquire, which funds are provided by Legion Works and not by the revenue generated by the acquired company. Subsequent to December 31, 2020, the Company acquired a software product named OnboardFlow, which is discussed below and in Item 6. Other Information at page 3. For more details regarding the Hello Bar acquisition, see “Recent Acquisition of Hello Bar LLC,” below.

Principal Products and Services

Betterloop

The Company is developing a video platform for marketers called Betterloop, www.betterloop.io. The Company is in the early stages of design and development for Betterloop. The product will allow marketers to create social media oriented videos, add content around those videos, and distribute those videos to social media platforms. We have completed significant competitive analysis, have created our product plan for a Minimum Valuable Product (MVP) and have commenced wireframing and designing the software. During 2021, multiple development priorities across Legion Works and its subsidiaries caused us to move our development resources, resulting in a slower development of Betterloop than we had planned. We are in the process of adding additional engineering resources so that we can speed development of Betterloop as soon as possible.

Flarepulse

The Company had been building a business to business software product called FlarePulse, an e-commerce technology software that enables e-commerce stores to quickly upsell customers to other add-on items at the point of purchase. Management has decided to set aside the development of Flarepulse at this time because it sees better opportunities with Betterloop. Management also expects opportunities for this type of software to become more limited because some of the leading e-commerce technology platforms have hinted that they will start adding significant restrictions to how outside companies can tie into their platforms.

Karma

Previously, the Company had also been developing software called Karma, but management decided to discontinue this project because a potential target had a similar product. In the end, the Company did not acquire the target and management has not yet determined whether to resume development of the Karma software.

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Recent Acquisition of Hello Bar, LLC

Hello Bar, LLC (“Hello Bar”) is a website tool that enables users to capture more sales from their website using Hello Bar’s traffic capture bars. Hello Bar offers three levels of service: free, growth, and elite. Hello Bar clients can choose to pay a month to month fee or pay a discounted yearly fee. As part of the Hello Bar acquisition, Legion also acquired Subscribers and Hello Mail. Subscribers and Hello Mail are separate software services owned by Hello Bar. Subscribers enables websites to send push notifications via web browsers. Hello Mail is an email service provider that is currently integrated into Hello Bar but could be made available outside of Hello Bar as well.

The Hello Bar service enables customers to launch website “popups” to capture email addresses or other user information a website can use to convert a visitor into a customer. The Hello Bar service allows for a variety of design options and includes a wide range of features to target certain users, to A/B test various pop ups and to integrate other tools.

The Subscribers service enables websites to send push notifications via web browsers to their website visitors who have opted in to receive such push notifications. The Subscribers service also offers a wide range of features for designing these push notifications, A/B testing, and capturing and recapturing ecommerce customers based on particular behaviors.

The HelloBar.com and Subscribers.com sites include multiple support features like a helpdesk and frequently asked questions for customers.

The Hello Bar Purchase Agreement

Hello Bar LLC is a business to business software development company that provides announcements and other “website visitor conversion tools.” On December 31, 2021, the Company acquired 100% of the membership interests in Hello Bar LLC (“Hello Bar”), a California limited liability company, for a purchase price of $2,750,000 (the “Purchase Price”) pursuant to the Membership Interest Purchase Agreement (the “Purchase Agreement”), filed as Exhibit 1A-6.2 to the Company’s current report on Form 1-U filed January 7, 2021. Under the terms of the Purchase Agreement, the Company purchased Hello Bar from Michael Kamo (the “Seller”) who, prior to this transaction, held 100% of Hello Bar’s membership interests. The Seller, Mr. Kamo, also currently serves as Director and Chief Officer of Operations of the Company. Furthermore, Ryan Bettencourt, the Company’s CEO, also serves as CEO of Hello Bar, although he is currently transitioning out of that role. The parties to the Purchase Agreement obtained a third-party valuation of Hello Bar prior to agreeing to a Purchase Price, which included seeking offers through a broker from interested parties to establish a fair market value for Hello Bar. The parties agreed to a Purchase Price that is discounted from the third party valuation and is payable over two years with no accruing interest rate.

Purchase Price

·	Buyer purchased 100% of the membership interests of Hello Bar for total consideration of $2,750,000, payable as follows:

o	Cash at closing of $950,000;

o

Promissory note, a form of which is attached as an exhibit to the Purchase Agreement (“Promissory Note”), for the balance of $1,800,000, which accrues no interest, and has the following repayment schedule:

•	$1,000,000 due in full on or before March 31, 2021 (the “Initial Maturity Date”);

·	The Company paid $500,000 on February 4th, 2021 and $500,000 on March 2nd, 2021, leaving only the $800,000 due by the Final Maturity Date (see below);

•	$800,000 due in full after January 1, 2022, and before December 31, 2022 (the “Final Maturity Date”).

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PPP Loan

Hello Bar had received a loan under the Small Business Administration’s Paycheck Protection Program (the “PPP Loan”) in the amount of $92,111.00. Pursuant to the Purchase Agreement, Mr. Kamo agreed to either secure forgiveness of the PPP Loan or repay the outstanding balance of the PPP Loan. In the event Mr. Kamo is unable to secure forgiveness of the PPP Loan, the Company and Mr. Kamo may agree to reduce the principal amount due under the Promissory Note by an amount equivalent to the outstanding principal amount of the PPP Loan.

Working Capital Cash Deposit into Hello Bar’s Bank Account

In addition to the Purchase Price, the Company will deposit $50,000 into Hello Bar’s bank account to be available immediately for use as operating capital. As of March 11, 2021, the Company has deposited $40,000 into Hello Bar’s bank account. Management expects to deposit the remaining $10,000 by June 30, 2021.

Recent Acquisition of Onboard Flow, Limited

On March 26th, 2021 Legion acquired the assets of Onboard Flow, Limited, a UK registered Limited Company which operates a Marketing Technology software platform called OnboardFlow, www.onboardflow.com. OnboardFlow enables Software as a Service companies to better understand their free trial users so they can attempt to convert more of these free users into paid subscribers. Legion purchased this software product after researching companies to use to increase conversions of Hello Bar and Subscribers.

Purchase Price

The Company established a separate Delaware C-Corporation to purchase the assets of OnboardFlow. It acquired the software, IP and current customers for $67,500 in cash. In addition, the Seller of OnboardFlow was granted 10% in this new entity to continue as an advisor. The Seller is an experienced entrepreneur and engineer that has had strong success in building up other Software as a Service ventures. Legion was able to acquire the assets of OnboardFlow due to the Seller not having the available time to be able to market and sell the product and he believed Legion would be able to scale the business well. The Company is currently finalizing its business plan for the growth of the venture and developing its revenue targets. The Company does plan on investing approximately $115,000 in 2021 in an effort to further strengthen the product and to grow revenue.

Other Potential Acquisitions

In August 2020, the Company had entered into an LOI with a potential target, but management opted to walk away from the proposed transaction in December 2020. The Company spent approximately $18,000 in legal costs related to this LOI. In February 2021, the Company had submitted another LOI to a separate target that declined it.

The Company’s Strategy

We are a SaaS company with a focus in the Marketing Technology and Sales Technology markets. We are opportunistic and will consider software platforms and other Internet-based companies that fall outside of these markets. Within those markets, we primarily focus on software that enables businesses to optimize conversions, create marketing content, gain insights through analytics and improve sales operations and efforts. Management aims to build the Company by finding niche opportunities in the market for marketing and sales software and other technologies. In this regard, management intends to leverage its industry knowledge, strategic vision, operational expertise and business connections to identify underserved segments of this market and target its product and services development to fulfill those underserved segments. In addition to developing software and other technologies to assist companies with conversion rate optimization, content creation and analytics, we may acquire other companies who have products or services that management believes would serve the Company’s aims, which may change from time to time based on management’s identification of growth potential. The Company is not prohibited from pursuing an acquisition of a software company that is affiliated with their officers or directors subject to certain approvals and consents. In the event the Company seeks to complete an acquisition of software company that is affiliated with their officers, directors or their affiliates, they, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent firm that commonly renders fairness opinions that an acquisition of a software company is fair to the Company from a financial point of view.

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The Company’s Market

The Company is primarily focused on marketing technology and sales software. The software as a service or “SaaS” market is evolving quickly. Based on our observation, the SaaS market, as well as a variety of other markets and industries, grew at an accelerated pace between March 2020 and March 2021 due to COVID-19 changing the way companies work. During this time, more companies were moving their marketing and sales efforts online or needed tools to more effectively do their marketing and sales jobs remotely. However, with restrictions easing and vaccines becoming more available, we have seen a decline in web traffic since late Spring 2021, which we believe may be attributed to people spending more time away from home. While this market has many new entrants and is becoming more crowded, the Company believes that market opportunities are growing quickly and that growth will accelerate over the next decade. The Company is keeping a close eye on other markets and will continue to look for opportunities in which its specific expertise and experiences can provide strong growth potential.

Competition

Management navigates the increasingly competitive marketing technology and sales market using their experience in building other companies and products within this same market. We believe our ability to recognize opportunities for growth and development will be key in competing against a number of well-established companies. Our focus on conversion rate optimization and content creation places us in competition with companies such as Privy, Optimonk, Unbounce, Hubspot, VWO, and Biteable. Some of these competitors have the backing of large venture capital funds and other resources. In seeking to break into the analytics market, we also face direct competition from Google Analytics and Mixpanel. Our strengths are our product expertise in terms of product ease of use and specific features designed for niche and fast evolving markets. Our management team has the expertise in this market to see the niche areas our competitors have not addressed. Unlike our well-funded competitors who typically focus on large enterprise customers, we tend to go after the middle segment of the market as well as small and medium businesses. We believe we have a competitive advantage in our ability to be flexible in our pricing.

Employees

As of June 30, 2021, the Company has three full-time employees and two part-time employees. Our CEO, Ryan Bettencourt, and our Head of Ventures, Grant Bostrom, are full time. Our COO, Michael Kamo, and our Head of Products, Keiran Flanigan, are part-time.

In addition, Legion Works has engaged with other key individuals as contractors and consultants who possess a range of expertise, including marketing, business development, software engineering, business operations and other areas. As of June 30, 2021, we have seven full-time contractors, one full-time consultant, one part-time contractor and one part-time consultant. These additional individuals could start employment at Legion Works at such time as the Company has sufficient capital or financing to fund the expanded launch of its business activities and research and development.

The number of business and direct research personnel hired by Legion Works will scale based upon funds raised in the Company’s offering under Regulation A and as operating needs warrant.

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Intellectual Property

Currently, the Company’s subsidiary, Hello Bar, holds a patent and a trademark, the latter of which expires at the end of 2022 but can be renewed at that time. As the Company’s business develops, in particular its software products, we expect to file more patents and possibly trademarks as well.

Litigation

The Company has not been involved in any litigation, and its management is not aware of any pending or threatened legal actions relating to its intellectual property, the conduct of its business activities, or otherwise.

The Company’s Property

The Company currently owns no real property. At this time, management has no plans to procure office space or other real property.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion relates to Legion Works’ financial condition and results of operations and includes audited financial data through December 31, 2020 and should be read in conjunction with our financial statements and the related notes included in this annual report. The discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements.

During 2020, management focused most of its efforts on establishing its Regulation A Offering, welcoming investors who purchased Units comprised of Voting Common Stock and Warrants in the Company, completing its first acquisition of a company it had previously identified and sourcing additional potential acquisitions. The Company’s first acquisition was Hello Bar, LLC, and included the acquisition of the software products Hello Bar, Subscribers and Hello Mail. The Company did consider additional acquisitions during 2020. It had a signed Letter of Intent with a sales tech company based in India and spent considerable time in diligence with that company. Given the advice of legal counsel and market factors, it decided to not complete the acquisition of the company as it believed there were too many risks for a deal of its size. The primary reason for not completing this transaction included deal structure complexity given the target company had multiple cross-border entities and concerns around how this could impact the company’s intellectual property and future growth and exit opportunities.

Additionally, the Company began working on its first internal venture during 2020. Given market trends, the Company initially prioritized the building of Betterloop, a marketing video platform, over other ventures it was considering. However, during 2021, multiple development priorities across Legion Works and its subsidiaries caused us to move our development resources, resulting in a slower development of Betterloop than we had planned. We are in the process of adding additional engineering resources so that we can speed development of Betterloop as soon as possible.

OPERATING RESULTS

2020 Compared to 2019

The Company was incorporated in the State of Delaware on November 20, 2019, and so only completed its first full fiscal year on December 31, 2020. The Company completed the purchase of Hello Bar, LLC (“Hello Bar”) on December 31st, 2020. For purposes of reporting, the Company is including the consolidated financial statements.

Results of Operations for 2020 Compared to 2019

Net loss for the fiscal year ended December 31, 2020 (“FYE 2020”), was $11,690. Our net loss for the period from inception on November 20, 2019, through the end of the fiscal year December 31, 2019 (“FYE 2019”), was $0. The Company did not have any revenue for FYE 2019. For FYE 2020, the Company had revenue of $2,590 as the Hello Bar acquisition was effective on December 31, 2020, and the Company received its first revenues on that day. As we are still in the startup phase of our Company, management expects to see further losses for the foreseeable future while we build our products, acquire more companies, and establish our niche markets.

Operating Expenses

Operating expenses for FYE 2020, were $14,280, comprised mostly of accounting expenses and office supplies and software compared to $0 for FYE 2019. The Company’s acquisition of Hello Bar impacted its cash flow statement where the use of proceeds from the Company’s Regulation A offering were used to purchase Hello Bar for a total purchase price of $2,750,000 with the balance of $1,800,000 payable in 2021 and 2022 per the Membership Interest Purchase Agreement executed as part of the transaction. As of March 2, 2021, the Company has paid $1,000,000 and now owes $800,000 by December 31, 2022. For more details, see “The Company’s Business – The Hello Bar Purchase Agreement.” .

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Liquidity and Capital Resources

The Company had net cash of $2,267,998 for FYE 2020. Additionally, the Company had $4,957,285 in Total Assets as at FYE 2020 due to its acquisition of Hello Bar. To date, the Company’s largest source of funding has been the proceeds from its offering under Regulation A, which amounted to gross proceeds of $3,536,977, which resulted in net proceeds of $3,168,040 as of FYE 2020. In 2021, the Company has received from its Regulation A offering gross proceeds of $5,394,545 as of April 28, 2021. The proceeds from the Regulation A offering were used to fund the acquisition of Hello Bar and to serve as working capital, including $950,000 paid in cash at closing. As of March 2, 2021, the Company has paid $1,000,000 toward the purchase price and has until December 31, 2022, to pay the remaining $800,000. Additionally, as of March 11, 2021, the Company had deposited $40,000 into Hello Bar’s bank account to serve as operating capital pursuant to the Purchase Agreement. The Company has until June 30, 2021, to deposit the remaining $10,000.

Hello Bar had received a loan under the Small Business Administration’s Paycheck Protection Program (the “PPP Loan”) in the amount of $92,111.00. Pursuant to the Purchase Agreement, Mr. Kamo agreed to either secure forgiveness of the PPP Loan or repay the outstanding balance of the PPP Loan. In the event Mr. Kamo is unable to secure forgiveness of the PPP Loan, the Company and Mr. Kamo agree to reduce the remaining $800,000 by an amount equivalent to the outstanding principal amount of the PPP Loan.

The Company also used proceeds from its Regulation A offering to acquire the assets of Onboard Flow, Ltd, on March 26, 2021, for a purchase price of $67,500 in cash. The Company’s management intends to invest approximately $115,000 in Onboard Flow during 2021.

During FYE 2019, the Company funded operations through purchases of the Company’s securities by its executive officers and directors in the amount of $500 and a loan from its COO, Mr. Kamo, in the amount of $31,000, which accrues no interest and has not set repayment terms. As of August 28, 2020, the Company repaid Mr. Kamo’s loan in full.

Management expects the Company to require substantial additional funding for the foreseeable future. In addition to the Company’s ongoing need for working capital, funding will be needed for the integration of Hello Bar, growth of Onboard Flow, development, go-to-market, and growth of Betterloop. Further, the Company aims to complete one additional acquisition in 2021 and will require the capital to complete such a transaction. The Company believes it has the necessary capital to be able to accomplish each of these as it estimates it need approximately $600,000 to $900,00 to fund operations for the next twelve months as discussed above, plus $500,000 to $1,500,000 to complete at least one additional acquisition. However, we have observed a significant increase in the prices of target companies over the previous six months and we cannot be certain that we will be able to find a target company at a price that fits our business model or that we will have sufficient funds to make an acquisition at these increased prices. The Company anticipates generating net income through Hello Bar’s operations. The Company expects to re-invest a significant portion of this net income back into Hello Bar for additional staff to accelerate the growth of Hello Bar. As of December 31, 2020, the Company’s only source of capital has been its offering under Regulation A and Mr. Kamo’s $31,000 loan (see above). As of December 31st, 2020 the Company began to see revenue from Hello Bar’s operations. Management believes this revenue stream will continue to provide sufficient working capital for Hello Bar but not for the Company as a whole. The Company does not have any revolving credit facilities or other debt with which to fund it operations. If the Company is not able to raise enough capital through its Regulation A offering, or through other future offerings, including potential private offerings or debt, we may not be able to implement our business plans, including any proposed acquisitions, unless we obtain additional financing or are able to otherwise generate revenues and profits. There is no assurance that the Company will generate sufficient revenue now, or in the future, to sustain its operations without additional capital or that such funds, if available, will be obtainable on terms satisfactory to the Company.

Cash Flows

For the year ended December 31, 2020, the Company used $7,945 to cover operating expenses.

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Trend Information

Management sees a number of key trends within the market/s it operates. First, management sees a rise in similar companies to Legion who are looking to acquire small technology companies to scale them. Each of these recent or new entrants has a different approach to acquisitions and is targeting different market segments; therefore, management does not consider these companies to be directly competitive. Management sees the trend as a result of new platforms making the buying and selling of small technology companies easier and more liquid and more capital becoming available for companies to be able to acquire growing software companies to scale. With the Company’s focus on marketing and sales software, management also sees a variety of trends in this market. First, management sees some of the largest companies in these markets trading publicly and privately at very high multiples. These multiples have been at or above the broader increase in valuations during 2020 as evidenced by stock market increases. While these higher multiples of the biggest companies in the market space don’t necessarily translate to much smaller companies in the space, the Company does see valuations and multiples for most companies in the space being high and that continuing. In that regard, the valuation multiples at which we buy and sell companies are constantly changing based on economic conditions and other factors. Consequently, it may be difficult to acquire profitable companies at prices that fit our business model. Moreover, given higher prices of profitable companies, we may not have the capital needed to complete an acquisition. Over the first six months of 2021, we have noticed a significant increase in the multiples of target companies. If multiples of potential target companies continue to increase, or even remain the same, we may be priced out of any new acquisitions for an undetermined length of time.

Second, management sees that customers in these markets are demanding products that are easier to adopt within the organizations and looking for software platforms to help them accomplish multiple tasks within one software product.

Third, management sees marketing and sales tech companies being built and scaled in more markets around the world. Management observes that over the last five to seven years, large companies in these market spaces are being built outside of more traditional technology centers in the U.S. Given the rise in more remote work environments, management expects this trend to increase rapidly.

Finally, management sees an increase in the cost of acquisition of customers within Software as a Service overall. Well-funded competitors are driving up the cost of paid acquisition channels such as paid search, paid social and building sales and business development teams.

Each of these trends pose opportunities and challenges for the Company and management recognizes the need to stay nimble and be able to adjust its business plan on a regular basis to meet these trends.

In 2020, the Company acquired Hello Bar, LLC. Management believes that Hello Bar’s software products are in markets that will continue to expand in the next 3-5 years. Hello Bar LLC’s software product, Hello Bar, operates in the conversion rate optimization and landing page markets. Both of these markets have seen expansion over the last three years as more companies see the importance of converting their website traffic at higher rates and have dedicated resources to being able to do so. Hello Bar LLC’s software product, Subscribers, is in the web push notifications market. This is a new market in the last four years and one that is expanding as it offers an additional marketing channel for marketers. This market is rapidly becoming crowded. Management recognizes that it must continue to innovate these software products and build features for specific target markets to continue to grow. For that reason, Management expects to continue to invest in Research and Development for evolving Hello Bar’s software product offerings.

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Impact of COVID-19

The global COVID-19 pandemic had a material impact on both the Company’s acquisition opportunities as well as on the markets the Company targets for acquisitions and venture creation. Management has been able to navigate the challenges of COVID-19 and believes that COVID-19 has accelerated the pace in which Software as a Service platforms are being adopted by companies due to the need to conduct more remote work. Management believes that this will mean that the overall Software as a Service market will expand even more rapidly and improve the overall valuations of companies in the market. Additionally, Management has needed to stay opportunistic with the companies it considers for acquisition. During the COVID-19 pandemic, some companies the Company had identified for acquisition prior to the pandemic have had increased valuation expectations whereas others have reduced those expectations.

Plan of Operations and Milestones

Management of the Company intends to use a substantial portion of the net proceeds for general working capital and, once additional funding milestones are met, to identify, build and acquire targeted software companies that meet the Company’s investment criteria. The Company will also continue to reach out to strategic partners for alliances to further strengthen its positions.

In Q1 of 2021, the Company raised additional capital through its offering. In March 2021 the Company made a small acquisition of a company called OnboardFlow (www.onboardflow.com). OnboardFlow is a marketing and analytics company that helps Software as a Service companies understand their trial users and increase conversions from free trials to paid subscriptions. The Company believes the market that OnboardFlow operates is in its infancy and will grow rapidly over the next three to five years as more Software as a Service companies put resources towards increasing their conversion rates from free trial users to paid and loyal customers. The Company has committed capital to growing OnBoardFlow, which includes bringing on a senior engineer and a general manager and marketing with a focus on search engine optimization during FY 2021.

During 2021, multiple development priorities across Legion Works and its subsidiaries caused us to move our development resources, resulting in a slower development of Betterloop than we had planned. We are in the process of adding additional engineering resources so that we can speed development of Betterloop internally.

The Company is considering additional acquisition opportunities with companies it has identified since its founding while also researching additional target companies. Given the current cash on hand and the Company’s pipeline of acquisition opportunities, it expects to complete an additional acquisition in Q3 of 2021 and possibly another one prior to the end of its fiscal year. The Company believes it will need additional capital to execute its business plan so continues to raise capital and expects to do so through the remainder of 2021.

The Company intends to reach the following milestones over the next 12 months:

May 2021 – Transition ownership of OnboardFlow, begin development of Betterloop and increase efforts to grow Hello Bar

October 2021 – Complete one additional acquisition

December 2021 – Be in testing for the initial Minimum Viable Product for Betterloop

February 2022 – Beta launch of Betterloop

April 2022 – Betterlooop is out of Beta and is starting to generate revenue

July 2022 – 2nd version of Betterloop launched and market traction allows for additional leadership for growth within Betterloop

Ongoing – development of new product offerings that complement the Company’s current holdings

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DIRECTORS AND EXECUTIVE OFFICERS

The Company’s executive officers and directors are as follows;

Name	Position	Age	Term of Office (if indefinite, date appointed)	Approximate hours per week if part-time

Executive Officers:

Ryan Bettencourt	CEO, CFO and Secretary	46	November 2019 to present	Full time

Michael Kamo	COO	34	November 2019 to present	10

Keiran Flanigan	Head of Products	35	November 2019 to present	25

Grant Bostrom	Head of Ventures	40	November 2019 to present	Full time

Directors:

Ryan Bettencourt	Director	46	November 2019 to present

Michael Kamo	Chairman of the Board	34	November 2019 to present

Ryan Bettencourt, CEO, CFO, Secretary and Director

Ryan Bettencourt has been the Company’s CEO, CFO, Secretary and Director since its inception in November 2019. Beginning January 2019, Ryan served as co-founder and CEO of Hello Bar LLC. After the Company acquired Hello Bar in January 2021, Ryan became Chairman of the Board of Hello Bar, a role in which he continues to serve. He is also transitioning out of the role of CEO of Hello Bar. From January 2018 to January of 2019 Ryan was the Head of Product for One Vigor, a media distribution company and the GM of Edisen, a spinoff product/company, both of which are owned by Vigor Systems, Inc. From June 2014 through February 2018 Ryan was the CEO of Cursive Labs, LLC, a Venture Studio formed to develop multiple companies. Ryan was the CEO and founder of Spoutable, LLC, an ad tech platform owned by Cursive Labs, LLC. Spoutable was acquired by Proper Media in 2018. From 2012-2014 Ryan was the VP, Digital for Saban Brands. Ryan joined Saban Brands after his former company was acquired by Saban. From 2008-2012 Ryan was Co-Founder/President of KidZui, Inc., a leading internet browser for children, which was also acquired by Saban Brands. Ryan has his MBA, Magna Cum Laude, from Babson College where he was a Babson Fellow and his BA, Cum Laude, from the University of San Francisco.

Michael Kamo, COO and Chairman of the Board of Directors

Michael Kamo has been the Company’s COO and Chairman of the Board of Directors since its inception in November 2019. Beginning October 2017 to the present, Mike has been the Co-Founder and CEO of Neil Patel Digital, LLC, a digital agency. From October 2016 to January 2019, he was the Co-Founder and CEO of Hello Bar LLC. From January 2011 to December 2016, Mike was Founder and CEO of Stride App LLC and was a content entrepreneur along with Neil Patel. In 2013, Mike, who was then known by the name Michael Kamfiroozie, and Kore Services, LLC (“Kore”), doing business as Auto Debt Consulting, a company he owned, and the principal of another California-based company, NAFSO VLM, Inc. (“NAFSO”), entered into a stipulated order with the Federal Trade Commission (“FTC”), related to motor vehicle loan assistance products and services. The FTC’s allegations, which were neither admitted nor denied by the defendants, alleged that the defendants made false and misleading statements that they would obtain for consumers loan modifications that would make auto loans more affordable or consumers would receive a refund. The settlement bans the defendants from providing any type of motor vehicle debt relief service; prohibits them from making misrepresentations about any other financial related product or service they market; and requires them to support claims with competent and reliable evidence. The FTC settlement included a $279,728 judgment, which was paid by Kore and NAFSO. In 2017, Mike legally changed his name from Michael Kamfiroozie to Michael Kamo.

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Keiran Flanigan, Head of Products

Keiran Flanigan has been Head of Products for the Company since inception in November 2019. From February 2019 through October 2020, Keiran was the full-time Head of Product for Hello Bar, LLC. Keiran moved to a part-time role at Hello Bar in October 2019 so that he could continue to help Hello Bar grow while dedicating additional time to Legion. From January 2018 to February 2019 Keiran was a freelance web and mobile developer building a variety of products in the software and e-commerce markets. From 2014-2018 he was the Co-Founder and Head of Product/Creative for Cursive Labs, LLC and its flagship product, Spoutable. From 2009-2012 Keiran was the Lead iOS Developer for Rage Digital, a design and development company. From 2012 through 2014, Keiran has done freelance projects for the likes of the NFL, Hyundai, 24-Hour Fitness and dozens of start-ups.

Grant Bostrom, Head of Ventures

Grant Bostrom has been Head of Ventures for the Company since inception in November 2019. Since 2017, Grant has been the Founder and CEO of Hellaworks, Inc. and its flagship product TapHype. Grant reduced his role in Hellaworks in November 2019 to focus most of his energies on Legion. From July 2014 to June 2017 Grant was a Co-Founder of Cursive Labs, LLC and served as Head of Product and Business Development for Spoutable, LLC. Between August 2009 and December 2013, Grant was the Head of Business Development and Special Projects for KidZui. Grant has an MBA from San Diego State University, a Masters in Advertising from the University of Texas at Austin and a BA from UCLA.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

For the fiscal year ended December 31, 2020, we compensated our three highest paid executive officers as follows:

Name	Capacities in which compensation was received	Cash compensation ($)	Other compensation ($)	Total compensation ($)
Ryan Bettencourt	CEO, CFO and Secretary	$0.00	$0.00	$0.00
Michael Kamo	COO	$0.00	$0.00	$0.00
Grant Bostrom	Head of Ventures	$6,000.00	0.00	$6,000.00

Through December 31, 2020, our CEO and COO did not receive any compensation and did not have employment agreements with the Company. Beginning January 1, 2021, our CEO and Head of Ventures began receiving salaries of $15,000 per month and $6,500 per month, respectively, which we expect to be paid from the proceeds of the Company’s Regulation A Offering. Our COO will continue to forego any compensation for the foreseeable future. The Company intends to enter into employment agreements with its executive officers in 2021.

Our board of directors did not receive compensation for the fiscal year ended December 31, 2020, for their board service, but may be reimbursed for reasonable expenses incurred while performing their duties in that capacity. There were two persons serving in that group during fiscal year 2020.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets out, as of March 31, 2021, Legion Work’s voting securities that are owned by our executive officers, directors and other persons holding more than 10% of the Company’s voting securities.

Name and Address of Beneficial Owner(4)	Class of securities	Amount and nature of beneficial ownership (1)(2)	Amount and nature of beneficial ownership acquirable(3)	Percent of class
Ryan Bettencourt	Super Voting Common Stock	2,350,000		25.13%
	Voting Common Stock	800		<1%

Michael Kamo	Super Voting Common Stock	5,860,000		62.67%
	Voting Common Stock	800		<1%

Keiran Flanigan	Super Voting Common Stock	131,250	393,750

Grant Bostrom	Super Voting Common Stock	106,250	318,750

Directors and Officers as a group (4 persons in this group)	Super Voting Common Stock	8,447,500	712,500	98.49%
Directors and Officers as a group (4 persons in this group)	Voting Common Stock	1,600		<1%

(1)

The Company’s Super Voting Common Stock is entitled to 4 votes per share. As of June 30, 2021, 9,350,000 shares of Super Voting Common Stock were outstanding, including shares subject to vesting as reflected in the table above. The Company’s Voting Common Stock is entitled to one vote per share. As of June 30, 2021, 3,782,203 shares of Voting Common Stock were outstanding.

(2)	Messrs. Bettencourt and Kamo purchased their shares of Voting Common Stock through the Company’s Regulation A offering.

(3)

Shares of Super Voting Common Stock are subject to a 4-year vesting schedule which began January 10, 2020. On January 10, 2021, 25% of the shares became fully vested and 1/48 of the total number of shares shall be released from the repurchase options each month until all shares are released on the fourth anniversary of the stock purchase agreement. See Common Stock Purchase Agreement for Keiran Flanigan and Grant Bostrom filed as Exhibits 6.6 and 6.7 to this Offering Statement of which this Offering Circular forms a part.

(4)	The address of all beneficial owners is 4275 Executive Square, Suite 200, La Jolla, CA 92037.

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Hello Bar Acquisition

On December 31, 2021, the Company acquired 100% of the membership interests in Hello Bar LLC (“Hello Bar”), a California limited liability company, for a purchase price of $2,750,000 (the “Purchase Price”) pursuant to the Membership Interest Purchase Agreement (the “Purchase Agreement”). Under the terms of the Purchase Agreement, the Company purchased Hello Bar from Michael Kamo (the “Seller”) who, prior to this transaction, held 100% of Hello Bar’s membership interests. The Seller, Mr. Kamo, also currently serves as Director and Chief Officer of Operations of the Company. For more details regarding this transaction, see “The Company’s Business.” Prior to this transaction, Ryan Bettencourt was the CEO of Hello Bar. Since the transaction, Ryan has been transitioning out of his role as CEO of Hello Bar.

Issuance of the Company’s Super Voting Common Stock to Executive Officers and Directors

The Company sold Founders Shares to members of the Management team as well as to an outside advisor. Stock Purchase Agreements were signed between the Company and each member who purchased Founders Shares in early 2020. At the end of 2020 the Company had issued 9,350,000 shares of Super Voting Common Stock to the Company’s officers and directors as well as one outside advisor. These shares were issued in late 2019 and early 2020 in exchange for proceeds amounting to $935. The Company does not have any additional stock programs in place for the management team though it anticipates creating one as the Company grows.

SECURITIES BEING OFFERED

Legion Works, Inc. (the “Company”) was formed on November 4, 2019 as a Delaware Corporation for the general purpose of engaging in any lawful activity for which corporations may be organized under the law of the State of Delaware. The following description summarizes important terms of the Company’s Voting Common Stock and Super Voting Common Stock. This summary does not purport to be complete and is qualified in its entirety by the Amended and Restated Certificate of Incorporation and Bylaws, copies of which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part. For a complete description of the Company’s Voting Common Stock and Super Voting Common Stock, you should refer to the Certificate of Incorporation, the Bylaws, and applicable provisions of the Delaware General Corporation Law.

There are two classes of stock in the Company:

1.	Voting Common Stock and
2.	Super Voting Common Stock

The total number of shares of both classes of stock the Company is authorized to issue is 100,000,000 shares, 10,000,000 of which are Super Voting Common Stock and 90,000,000 of which are Voting Common Stock. The Shares being sold in this Offering are all Voting Common Stock. As of June 30, 2021, the Company has sold 3,782,203 shares of Voting Common Stock. Each share of Voting Common Stock is entitled to one vote

There is one other class of stock in the Company as of the date of this Offering Circular which is Super Voting Common Stock. The Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its Voting Common Stock if it chooses to do so.

The Super Voting Common Stock (which are not offered in this Offering Circular) are allowed 4 votes per share, whereas the Voting Common Stock (which is offered in this Offering Circular) have one vote per share. In every other respect, other than voting rights, the Super Voting Common and Voting Common Stock are identical.

Dividends will be declared, if at all (and subject to the rights of holders of additional classes of securities, if any), in the discretion of the Company’s Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company’s Bylaws and the Certificate of Incorporation.

We have not paid any dividends, but intend to do so when we legally can. As of the date of this Offering, we are not legally able to declare dividends. While not guaranteed, the Company intends to pay dividends after the end of twelve calendar months after the Offering’s final closing in the 2020 calendar year. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company. The Company anticipates that the amount set aside out of company profits will be twenty-five percent (25%) of net profits. Additionally, until the Company fully pays stockholders back the full invested capital, each investor will receive a dividend greater than his ownership percentage. Specifically, sixty-five percent (65%) of all net profits after funds are set aside (currently anticipated to be twenty-five percent (25%)) will be divided among all Voting Common Stock shareholders, with the remaining thirty-five percent (35%) being divided among the Super Commons Stock shareholders. After the Company fully pays stockholders back the fully invested capital, all dividends will be equal to the percentage owned by each stockholder (after funds are set aside). The Board of Directors reserves the right, in its full discretion, to adjust this arrangement should it reasonably believe that this arrangement would limit the Company’s ability to grow .

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PLAN OF DISTRIBUTION

Plan of Distribution

The Company is offering a maximum of 11,400,000 Units at a price of $3.00 per Unit on a “best efforts” basis. Each Unit consists of 1 share of Voting Common Stock and ½ Warrant exercisable for ½ share of Voting Common Stock. The shares of Voting Common Stock and the Warrants that are components of the Units will be immediately separable and issued separately but will be purchased together. The minimum subscription is $1,050, or 350 Units. Of the 17,100,000 shares of Voting Common Stock available under the Offering Statement of which this Offering Circular forms a part, up to 5,700,000 of such shares are issuable upon exercise of the Warrants. Under Regulation A, the Company may only offer $75 million in Units, Warrants and shares of Voting Common Stock during a rolling 12-month period. As of June 30, 2021, the Company has issued 3,782,203 Units in this Offering for gross proceeds of $9,903,333.

The Company intends to market the securities in this Offering both through online and offline means. Online marketing may take the form of contacting potential investors through electronic media and posting our Offering Circular or “testing the waters” materials on an online investment platform. This Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the Company’s website (www.legion.is) on a landing page that relates to the Offering, www.investinlegion.com.

The Offering will terminate at the earliest of the date at which the maximum offering amount has been sold or the date at which the Offering is earlier terminated by the Company at its sole discretion.

The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to the Company.

The Company has engaged Dalmore Group, LLC (“Dalmore”) a broker-dealer registered with the SEC and a member of FINRA, to perform the following administrative and compliance related functions in connection with this Offering, but not for underwriting or placement agent services. The services performed include:

●

Review investor information, including KYC (“Know Your Customer”) data, AML (“Anti Money Laundering”) and other compliance background checks, and provide a recommendation to the company whether or not to accept investor as a customer;

●

Review each investors subscription agreement to confirm such investors participation in the offering and provide a determination to the company whether or not to accept the use of the subscription agreement for the investor’s participation;

●	Contact and/or notify the Company, if needed, to gather additional information or clarification on an investor;
●	Not provide any investment advice nor any investment recommendations to any investor;
●

Keep investor details and data confidential and not disclose to any third-party except as required by regulators or pursuant to the terms of the agreement (e.g., as needed for AML and background checks); and

●	Coordinate with third party providers to ensure adequate review and compliance.

As compensation for the services listed above, the Company has agreed to pay Dalmore a $10,000 one-time advance expense allowance to cover reasonable out-of-pocket accountable expenses actually anticipated to be incurred by Dalmore in connection with the Offering, such as, among other things, preparing the FINRA filing in connection with this Offering. Dalmore will refund any amount related to this expense allowance to the extent it is not used, incurred or provided to the Company. In addition, the Company has agreed to pay Dalmore a commission equal to 1% of the amount raised in the Offering to support the Offering after once the SEC has qualified the Offering Statement and the Offering commences. Assuming a fully-subscribed offering for the Units and all Warrants are exercised, the Company estimates that the total amount payable to Dalmore, including the one-time advance expense allowance fee of $10,000, would be $532,973.08. In addition, the Company will pay an $8,000 FINRA Corporate Filing Fee.

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Selling Security Holders

No securities are being sold for the account of security holders; all net proceeds of this Offering will go to the Company.

Warrant Agent and Transfer Agent

We have engaged KoreConX Inc. (“KoreConX”) to act as our transfer agent for the Company’s Voting Common Stock and as warrant agent for the Company’s Warrants pursuant to our Transfer Agency and Registrarship Agreement.

Investors’ Tender of Funds

After the SEC has qualified the Offering Statement, the Company will accept tenders of funds to purchase the Units. The Company may close on investments on a “rolling” basis (so not all investors will receive their securities on the same date). Investors may subscribe by tendering funds via ACH, debit or credit card, wire or check. Subscriptions via credit card will be processed via a third-party payment processor . The Company estimates that processing fees for credit card subscriptions will be approximately 4.5% of total funds invested per transaction. The Company intends to pay these fees on behalf of investors. Investors should note that processing of checks and credit cards by financial institutions has been impacted by restrictions on businesses due to the coronavirus pandemic. Delays in the processing and closing of subscriptions paid by check may occur, and credit card processing fees may fluctuate. Upon closing, funds tendered by investors will be made available to the Company for its use. The Company estimates that approximately 58% of the gross proceeds raised in this Offering will be paid via credit card. This assumption was used in estimating the payment processing fees included in the total Offering expenses set forth in the “Use of Proceeds” section of this Offering Circular.

In order to invest you will be required to subscribe to the Offering at www.investinlegion.com or go to www.legion.is and click on the “Invest in Legion” button. Investors will have to agree to the terms of the Offering and the subscription agreement.

Upon confirmation that an investor’s funds have cleared, the Company will instruct the Transfer Agent to issue shares to the investor. The Transfer Agent will notify an investor when shares are ready to be issued and the Transfer Agent has set up an account for the investor.

In the event that it takes some time for the Company to raise funds in this Offering, the Company may rely on cash on hand, or may seek to raise funds by conducting a new offering of equity or debt securities.

Provisions of Note in Our Subscription Agreement

Forum Selection Provision

The subscription agreement that investors will execute in connection with the Offering includes a forum selection provision that requires any claims against the Company based on the agreement to be brought in a state or federal court of competent jurisdiction in the State of Delaware, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. Although we believe the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies and in limiting our litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The Company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time travelling to any particular forum so they may continue to focus on operations of the Company. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Investors will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder. Although we believe the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies and in limiting our litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes, may increase investors’ costs of bringing suit and may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the provision inapplicable to, or unenforceable in an action, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

Jury Trial Waiver

The subscription agreement that investors will execute in connection with the Offering provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the agreement, including any claim under federal securities laws. By signing the subscription agreement an investor will warrant that the investor has reviewed this waiver with the investor’s legal counsel, and knowingly and voluntarily waives his or her jury trial rights following consultation with the investor’s legal counsel. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law. In addition, by agreeing to the provision, subscribers will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations promulgated thereunder.

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ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

We will be required to make annual and semi-annual filings with the SEC. We will make annual filings on Form 1-K, which will be due by April, 30, 2022, and will include audited financial statements for the previous fiscal year. We will make semi-annual filings on Form 1-SA, which will be due by September 28, 2021, which will include unaudited financial statements for the six months to June 30, 2021. We will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising. We will be required to keep making these reports unless we file a Form 1-Z to exit the reporting system, which we will only be able to do if we have less than 300 shareholders of record and have filed at least one Form 1-K.

At least every 12 months, we will file a post-qualification amendment to the Offering Statement of which this Offering Circular forms a part, to include the company’s recent financial statements.

We may supplement the information in this Offering Circular by filing a Supplement with the SEC.

All these filings will be available on the SEC’s EDGAR filing system. You should read all the available information before investing.

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FINANCIAL STATEMENTS

LEGION WORKS, INC.

(A Delaware Corporation)

CONSOLIDATED FINANCIAL STATEMENTS

ACCOUNTANTS’ AUDIT OPINION REPORT

DECEMBER 31, 2020 AND 2019

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Legion works, inc.

(A Delaware Corporation)

December 31, 2020 and 2019

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Alan T. Schiffman, CPA, PC

Financial Strategists Business Consultants

1166 Dimock Lane Naples, FL 34110

Telephone 239-595-0314; Fax 239-594-7984

Email: ats@naplescpa.net Website: alantschiffman.com

Independent Auditor’s Report

To the Board of Directors of

Legion Works, Inc.

La Jolla, California

Report on the Financial Statements

We have audited the accompanying financial statements of Legion Works, Inc. which comprise the balance sheet as of December 31, 2020 and 2019 and the related statements of Operations, Shareholders’ Equity and cash flows for the year ended December 31, 2020 and for the period from inception (November 20, 2019) through December 31, 2019 and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for out audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Legion Works, Inc. as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the year ended December 31, 2020 and for the period from inception (November 20, 2019) through December 31, 2019 in accordance with U.S. generally accepted accounting principles.

Alan T. Schiffman, CPA, PC

Naples, Florida

April 30, 2021

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LEGION WORKS, INC.
CONSOLIDATED BALANCE SHEETS
As of December 31, 2020 and 2019
(See Accountant's Audit Report)

	2020	2019
ASSETS

Current Assets
Cash	$2,267,998	500
Contracts in process, net	$581,115
Total current assets	$2,849,113	500

Cost of App platform software, net	1,699,068

Intangible assets,	366,299
Other Assets
Imputed interrest	42,805
Deferred syndication expenses		31,000
Total assets	$4,957,285	31,500

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Related party payable	$-	31,000
Note payable, current portion	1,000,000
Total current liabilities	$1,000,000	31,000
Note payable	800,000

Shareholders' equity:
Super Voting Common Stock, $0.0001 Par Value; 100,000,000 Shares Authorized; 5,000,000 Issued and outstanding, 9,350,000, 2020 and 5,000,000 2019	935	500
Common Stock, No Par Value; 57,000,000 Units Authorized 1,414,791 Issued and Outstanding	3,168,040
Retained deficit	(11,690)
Total liabilities and shareholders' equity	$4,957,285	31,500

See accompanying notes to the financial statements

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LEGION WORKS, INC
Consolidateds Statements of Operations
For the Year Ended December 31, 2020 and For the period November 20, 2019
(date of inception) through December 31, 2019
(See Accountant's Audit Report)

	2020	2019

Revenue	$2,590	-

Operating expenses
Accounting	5,250
Bank charges and fees	241
Depeciation and amortization	3,745
Office supplies and software	5,044
Total operating expenses	14,280

Income (loss)	$(11,690)

Earnings (loss) per share attributable to weighted average common shares outstanding--8,439,504	$-	-

See accompanying notes to the financial statements

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LEGION WORKS, INC.
Consolidated Statements of Shareholders' Equity
For the Year Ended December 31, 2020 and For the period November 20, 2019
(date of inception) through December 31, 2019
(See Accountant's Audit Report)

			Retained
	Voting	Non Voting	Earnings	Total
Inception November 20, 2019

Issuance of shares	$500			$500

Balance as of December 31, 2019	$500			500

Net loss			(11,690)	(11,690)

Issuance of shares	$435	3,168,040		3,168,475

Balance as of December 31, 2020	$935	$3,168,040	$(11,690)	$3,157,285

See accompanying notes to the financial statements

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LEGION WORKS, INC
Consolidated Statements of Comprehensive Income
For the Year Ended December 31, 2020 and For the period November 20, 2019
(date of inception) through December 31, 2019
(See Accountant's Audit Report)

	2020	2019

Net Income (loss)	$(11,690)
Other Comprehensive Income
Comprehensive Income	$(11,690)

See accompanying notes to the financial statements

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LEGION WORKS, INC.
Consolidated Statements of Cash Flows
For the Year Ended December 31, 2020 and For the period November 20, 2019
(date of inception) through December 31, 2019
(See Accountant's Audit Report)

	2020	2019
Cash Flow From Operating Activities:
Net income (loss)	$(11,690)
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amotization	3,745
Changes in operating assets and liabilities
Increase/ (decrease) in operating liabilities
Decrease/ (increase) in operating assets

Net cash provided by (utilized in) operating activities	$(7,945)

Investing Activities
Deferred syndication costs	$-	(31,000)
Acquisition of subsitiary	(2,750,000)
Cash received with acquisition	$56,968
Net cash (used in)/ provided by investing activities	$(2,693,032)	(31,000)

Financing Activities
Proceeds from issuance of common stock	$3,168,040	500
Proceeds from issuance of super common stock	$435
Proceeds from issuance of note payable	1,800,000
Proceeds from related party payable		31,000
Net cash provided by (used in) financing activities	$4,968,475	31,500

Net increase in cash and cash equivalents	$2,267,498	500

Cash and cash equivalents, beginning of the period	$500	-

Cash and cash equivalents, end of period	$2,267,998	500

See accompanying notes to the financial statements

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LEGION WORKS, INC.

Notes to Consolidated Financial Statements

As of December 31, 2020 and 2019

NOTE 1 - SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization

Legion Works, Inc. (the “Company”) was incorporated on November 20, 2019 as a Delaware Corporation. The Company’s corporate year-end is December 31.

The Company is a newly organized information technology software acquisition company incorporated as a Delaware corporation and located in San Diego, California. The Company was formed for the purpose of acquiring companies that have developed software platforms targeted to high growth economic markets. The Company pro-actively sources SaaS (Software as a Service) businesses in markets the Company understands that are ripe for a tech-enabled venture to scale. The Company identifies markets with specific and known needs with recurring revenue and targets enterprises within that market. The Company’s management enhances the target by providing expertise in tech, marketing, business development and operations to dramatically increase scale and profitability. The Company’s management team has had historic success sourcing, acquiring, growing and monetizing these types of companies and believes this experience makes the Company well suited to identify, source, negotiate and execute software company acquisitions with the ultimate goal of pursuing attractive risk-adjusted returns for our shareholders. The Company will seek business opportunities primarily in online software, including, but not limited to marketing and sales software tools and e-commerce software tools. The Company will be opportunistic in seeking acquisitions both in the United States and internationally.

Basis of Presentation and Use of Estimates

Based upon a Membership Interest Purchase Agreement dated December 29, 2020, the Company purchased one hundred percent (100%) of the outstanding Membership Units of Hello-Bar, LLC for a purchase price of $2,750,000; comprised of cash at closing of $950,000 and a non-interest-bearing Promissory Note in the amount of $1,800,000. The imputed interest on the Promissory Note is $42,805 which reduced the cost of Contracts in process in the amount of $42,805. The purchase price was based upon an Enterprise Valuation prepared by StoneBridge Advisory, Inc. As a result, the Company’s financial statements include the consolidation of the Company and its subsidiary, Hello-Bar LLC. Hello-Bar, LLC has a valued brand, recognized for its multiple software product platforms and interactive websites, which are utilized by many subscribers. The CEO of the Company was also the CEO of Hello-Bar, LLC, commencing January 2019.

The consolidated financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. These require the use of estimates and assumptions that affect the assets and liabilities reported in the financial statements, as well as amounts included in the notes thereto, including discussion and disclosure of contingent liabilities. Although the Company uses its best estimates and judgments, actual results could differ from these estimates as future confirming events occur.

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The Company is considered an emerging growth company under Section 101(a) of the Jumpstart Business Act as it is an issuer that had total annual gross revenues of less than $1 billion during its most recently completed fiscal period. Because the Company is an emerging growth company, the Company has an exemption from Section 404(b) of Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Under Section 404(b), the Company is exempt from the internal control assessment required by subsection (a) that requires each independent auditor that prepares or issues the audit report for the issuer shall attest to, and report on, the assessment made by the management of the issuer.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could materially differ from these estimates. It is reasonably possible that changes in estimates will occur in the near term.

Significant estimates inherent in the preparation of the accompanying financial statements include valuation of provision for refunds and chargebacks, equity transactions and contingencies.

Risks and Uncertainties

The Company has a limited operating history. The Company’s business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company’s control could cause fluctuations in these conditions. Adverse conditions may include recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company’s financial condition and the results of its operations.

Concentration of Credit Risk

The Company maintains its cash with a financial institution located in the United States of America, which it believes to be credit worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. The Company maintains balances in excess of the federally insured limits.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account and online payment platforms. As of December 31, 2020 and 2019, the Company had $2,267,998, inclusive of cash held by escrow trustee of $294,399 and $500 of cash on hand respectively.

Receivables and Credit Policy

Based upon monthly contracts, (see discussion below), the Company sells subscriptions to use the various software app platforms. Trade receivables from subscribing customer contracts are uncollateralized customer obligations due under normal trade terms, primarily requiring pre-payment before services are rendered. Trade receivables will be stated at the amount billed to the customer. Payments of trade receivables will be allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoice. The Company, by policy, routinely assesses the financial strength of its customer. As a result, the Company believes that its accounts receivable credit risk exposure is limited and it has not experienced any write-downs in its accounts receivable balances. As of December 31, 2020 and 2019, the Company Contracts in process, net was $583,805 and $0 respectively.

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Intangible personal property

In compliance with ASC 730-10, Research and Development expenditures, the Company capitalized and carries forward as assets, the costs to purchase and or develop multiple interactive software platforms, monetized through contract subscription revenues. Research is the planned efforts of a company to discover new information that will help create a new product or service. Development takes the findings generated by research and formulates a plan to create the desired platform Apps. The Company applies the GAAP capitalization requirements of the “waterfall” approach which includes a specific sequential order of Plan, Design, Coding/development, Testing and Software release.

The Company monetizes and forecasts the revenues from the multiple platform Apps software and amortize the aggregate costs of the developmental software asset over the forecasted revenue stream; a matching of the revenue and costs, using the straight-line method, based on estimated useful lives of the asset. Maintenance of the platform will be expensed.

The Company reviews the carrying values of intangible personal property for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. Based on this assessment there was no impairment for December 31, 2020.

Deferred Syndication Expenses

Financial Accounting Standard Board Accounting Standards Codification number 340-10-S99-1, Other Assets and Deferred Costs, allows specific, incremental costs directly related to securities offerings to be deferred and charged against the gross proceed of the offering. In 2019, the Company deferred applicable syndication expenses based on this criteria. During the year ended December 31, 2020, the Company wrote off deferred syndication expenses, including professional fees, marketing, broker dealer and other related expenses in the amount of $ 368,937

Fair Value Measurements

In August 2018, the FASB issued ASU 2018-13, Disclosure Framework (Topic 820) - Changes to the Disclosure Requirement for Fair Value Measurement. This guidance removes or modifies various disclosures relating to the activity or reconciliation of Level 1, Level 2 and Level 3 fair value measurements. It is effective for interim and annual periods beginning after December 15, 2019. Management will evaluate this guidance and the impact it will have on the financial statements.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. The Company determines the fair values of its assets and liabilities based on a fair value hierarchy that includes 3 levels of inputs that may be used to measure fair value.

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The 3 levels are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are those other than quoted prices that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. Unobservable inputs reflect the Company’s own assumptions about the inferences that market participants would use in pricing the asset or liability (including assumptions about risk). Unobservable inputs are developed based on the best information available in the circumstances and may include the Company’s own data.

Revenue Recognition

The Company adopted Accounting Standards Codification 606, Revenue from Contracts with Customers (“ASC 606”). Revenue is recognized when performance obligations under the terms of the contracts with our customers are satisfied. The contracts are monthly. However, based upon management’s analysis of the subscriber contracts, historically, the contracts are renewed on average over from a seven to twelve month period. The Company generates revenues by allowing its subscriber customers to use multiple interactive software platforms, including the Onboardflow platform app acquired in March 2021. For years ending December 31, 2020 and 2019 the Company generated revenue for the day of closing December 31, 2020 of $286, and $0 in 2019.

Software Revenue Recognition

The AICPA’s Accounting Standards Executive Committee (AcSEC), issued SOP 97-2, which provided guidance on when and how to recognize revenue from the sale, lease or licensing of computer software. It does not apply to the sale of products containing software that is incidental to the product being sold. Accordingly, the Company complies with the standards set forth therein as follows:

If the sale of computer software involves significant customization, modification or production, the transaction will be accounted for as a long term contract. In all other cases, revenue will be recognized when the following four conditions are met:

1.	Persuasive evidence of an arrangement exists
2.	Delivery has occurred
3.	The Company’s price is fixed or determinable
4.	Collectability of the selling price is probable

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of receivables, inventory, property and equipment, intangible assets, and accrued expenses for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

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There is no income tax provision for the Company for the period from Inception through December 31, 2020, as the Company had no taxable income.

The Company evaluates its tax positions that have been taken or are expected to be taken on income tax returns to determine if an accrual is necessary for uncertain tax positions. As of December 31, 2020, the unrecognized tax benefits accrual was zero.

Revenue Recognition- Monetizing the Platform Apps

The multiple Apps purchased, provides the Company’s subscribers with online marketing and analytics software. These applications generate recurring subscription revenue on a monthly or annual basis. Deferred revenue arises due to the timing differences between funds received upon the signing of the Order Form and revenue earned over the on-year period.

Effective January 1, 2019, the Company adopted Accounting Standards Codification 606, Revenue from Contracts with Customers (“ASC 606”). Revenue is recognized when performance obligations under the terms of the contracts with our customers are satisfied. Prior to the adoption of ASC 606, we recognized revenue when persuasive evidence of an arrangement existed, delivery of products had occurred, the sales price was fixed or determinable and collectability was reasonably assured.

Trademark and Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fee, and costs of incorporation, are expensed as incurred. However, due to continuing value generated therein, certain costs totaling $9,280 have been capitalized and commencing on January 1, 2021, will be amortized over a five year period.

Recent Accounting Pronouncements

In February 2019, FASB issued ASU No. 2016-02, Leases, that requires organizations that lease assets, referred to as “lessees”, to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. ASU 2019-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases and will include qualitative and quantitative requirements. The new standard for nonpublic entities will be effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years, and early application is permitted. We are currently evaluating the effect that the updated standard will have on the financial statements and related disclosures.

In June 2019, FASB amended ASU No. 2019-07, Compensation – Stock Compensation, to expand the scope of Topic 718, Compensation – Stock Compensation, to include share-based payment transactions for acquiring goods and services from nonemployees. The new standard for nonpublic entities will be effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, and early application is permitted. We are currently evaluating the effect that the updated standard will have on the financial statements and related disclosures.

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In August 2019, amendments to existing accounting guidance were issued through Accounting Standards Update 2019-15 to clarify the accounting for implementation costs for cloud computing arrangements. The amendments specify that existing guidance for capitalizing implementation costs incurred to develop or obtain internal-use software also applies to implementation costs incurred in a hosting arrangement that is a service contract. The guidance is effective for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021, and early application is permitted. We are currently evaluating the effect that the updated standard will have on the financial statements and related disclosures.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact our financial statements.

The Company is a C Corporation under the Internal Revenue Code and a similar section of the state code.

All income tax amounts reflect the use of the liability method under accounting for income taxes. Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes arising primarily from differences between financial and tax reporting purposes. Current year expense represents the amount of income taxes paid, payable or refundable for the period.

Deferred income taxes, net of appropriate valuation allowances, are determined using the tax rates expected to be in effect when the taxes are actually paid. Valuation allowances are recorded against deferred tax assets when it is more likely than not that such assets will not be realized. When an uncertain tax position meets the more likely than not recognition threshold, the position is measured to determine the amount of benefit or expense to recognize in the financial statements.

The Company’s income tax returns are subject to review and examination by federal, state and local governmental authorities. As of December 31, 2019, there is no year open to examination with federal, state and local governmental authorities. To the extent penalties and interest are incurred through an examination, they would be included in the income tax section of the statement of operations and comprehensive loss.

NOTE 2 - RISKS AND UNCERTAINTIES

The Company generated limited revenue during the year ended December 31, 2020 and no revenue for the period from inception through December 31, 2019. The Company has raised capital aggregating $8,210,352 through March 31, 2021. Operations began November 20, 2019. See discussion above and Note 4. However, there can be no assurance that the Company will successfully be able to generate profitable operations.

NOTE 3 - CASH CONCENTRATION

The Company maintains funds in a financial institution that is a member of the Federal Deposit Insurance Corporation. As such, funds are insured based on the Federal Reserve limit. The Company has not experienced any losses to date, and management believes it is not exposed to any significant credit risk on the current account balance.

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NOTE 4 – PURCHASE OF SUBSIDIARY COMPANY

As of December 29, 2020, the Company purchased one hundred percent (100%) of the outstanding Membership Units of Hello-Bar, LLC for a purchase price of $2,750,000; comprised of cash at closing of $950,000 and a non-interest bearing Promissory Note in the amount of $1,800,000. The Company has also agreed to provide additional working capital in the amount of $50,000. The financial highlights of the purchase transaction are as follows:

HELLO-BAR, LLC

Balance Sheet Financial Highlights

December 31, 2020

Cash		$56,968
Accounts receivable, net
Contracts in process, net	(a)	$583,805
Subscribers marketing software	(b)	$450,000
App plat form software	(c)	$1,250,000
Website	(d)	$35,000
Restrictive covenants	(e)	$20,000
Domain, brand, trademark and other	(f)	$311,422
Total		$2,707,195

_______________

(a)

The Company purchased a revenue stream of subscription contracts of subscriber end users of the software. Historically, the monthly contracts automatically renew for a period of from seven to twelve months. As a result the Company present valued the estimated revenues from such contracts at a market discount rate. Due to the non interest bearing note payable to Seller, the Company netted the imputed interest of $42,805, against the Contracts in process of $626,610. The Company included the asset on the balance sheet of $581,115 net of $2,690 representing one day amortization.

(b)	The Company acquired and now owns the Subscribers marketing software platform
(c)	The Company acquired multiple interactive software platforms which the Seller developed and maintained over multiple years.
(d)	The Company independently determined the fair value of the Hello-Bar, LLC Website.
(e)	It is the understandings of the purchase transaction, that Seller would abide by certain restrictive covenants, including competition, solicitation, disparagement and other
(f)	Management provided the fair value of the domain, brand, trademarks and other

NOTE 5 – CLOUD BASED AND APP PLATFORM SOFTWARE AND INTANGIBLE ASSETS

Due to the acquisition of Hello Bar, LLC the following Hello Bar Conversion and Web Push Marketing Software Platform, cloud based software and other intangible assets were acquired as of December 31, 2020.

Description	Amount	Amortization	Useful Life
Hello Bar Marketing Software Platform	$1,250,000		Five years
Subscribers market software	$450,000		Five years
Total	$1,700000	$932
Trademarks, brand and domain	$311,422		Ten years
Website	$35,000		Five years
Restrictive covenants	$20,000		Three years
Total	$366,422	$123

Acquired finite-lived intangible assets are amortized on a straight-line bases over the estimated useful lives of the assets. If the estimated useful life assumption of any asset is changed the remaining unamortized balance is amortized over the revised estimated useful life.

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NOTE 6 - SYNDICATION COSTS

As of December 31, 2020, the Company has incurred $368,937 in syndication expenses that are related to raising capital. The securities offering expenses are primarily comprised of legal and accounting and broker dealer fees and expenses. All syndication expenses, totaling $368,937 have been deducted against capital raised.

NOTE 7 – PROMISSORY NOTE PAYABLE

On December 31, 2020, in connection with the purchase of 100% of the outstanding membership units of its subsidiary company Hello-Bar LLC, the Seller took back a non-interest bearing Promissory Note in the amount of $1,800,000. As of March 31, 2021 the Company paid the Seller one million dollars ($1,000,000). The Promissory Note provides for $800,000 to be paid Prior to December 31, 2022. Imputed interest amounting to $42,805 is included in the balance sheet as imputed interest.

NOTE 8 – INCOME TAXES

For income tax purposes the Company will deduct research and development and other intangible asset costs when incurred. For financial purposes such costs have been capitalized. Deferred income taxes arise as a result of these timing differences.

NOTE 9 - RELATED PARTY TRANSACTIONS

Related Party Capital Contribution

As of December 31, 2020, officers of the Company have contributed $935 to purchase 9,350,000 shares of super Voting Common Stock. (See Shareholder Equity below and the Offering Memorandum)

Related Party Payables

As of December 31, 2020, the Company paid off all loans from related parties, which in 2019 was loaned to the company to Deferred syndication expenses in the amount of $31,000.

NOTE 10 – SHARHOLDER EQUITY

The Shareholders’ equity is comprised of two classes of common stock; Super Voting Common Stock and Common Stock Units more fully described below:

Super Voting Common Stock:

Super Voting Common Stock has a par value of $0.0001, has 100,000,000 shares authorized and 9,350,000 issued and outstanding as of December 31, 2020. Each shareholder shall have four votes (4) for each share held by such shareholder.

Common Stock Units:

The Company authorized 11,400,000 Units plus 5,700,000 warrants to purchase common shares. The offering price of common stock units, is $2.50 for voting common shares. Voting common shares gets one vote. Warrants are authorized at the cost of $3.25 per warrant. per unit. Each Common Stock Unit is comprised of (a) one voting common share, being sold at $2.50 per share, having no par value and (b) one-half of one common share purchase warrant to purchase one additional Common Share, having an exercise price of $3.25 per common share, subject to customary adjustments over an 18-month period following the date of issuance of the warrant.

The Company is authorized to raise up to $47,025,000 through this Offering. (See discussion elsewhere in the Offering Memorandum).

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NOTE 11 - COMMITMENTS AND CONTINGENT LIABILITIES

Working capital

In connection with the purchase of Hello-Bar, LLC, the Company has agreed to provide working capital in the amount of $50,000. See Note 4 above.

Warrants

Pursuant to this Offering, the Company will issue warrants to purchase one-half common stock at a purchase price of $3.25 per share of common stock

Legal matters

In the normal course of business, the Company may become a party to litigation matters involving claims against it. At December 31, 2019, there are no current matters that would have a material effect on the Company’s financial position or results of operations.

As of December 31, 2020, the Company has no leases for space

NOTE 12 - SUBSEQUENT EVENTS

Agreement to Purchase

On March 16, 2021, the Company purchased all of the intellectual properties, software, contracts, properties business and assets of Onboard Flow Limited, a United Kingdom limited company. The purchase price is $67,500. Seller has agreed to be responsible for any and all liabilities incurred by the Seller prior to the transaction. Most of the purchase cost is allocated to the software which is sold to customers for them to use for managing their own software free trial users. The software is referred to as the Onboardflow app.

The Company has evaluated subsequent events through April 30, 2021, the date the financial statements were available to be issued, and there were no other events to report.

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PART III

INDEX TO EXHIBITS

The documents listed in the Exhibit Index of this report are incorporated by reference or are filed with this report, in each case as indicated below.

1	Posting Agreement (1)
2.1	Amended and Restated Certificate of Incorporation (2)
2.2	Bylaws (3)
2.3	Amendment No. 1 to Bylaws (4)
3	Form of Warrant (5)
4	Form of Subscription Agreement (6)
6.1	Stock Award Agreement (7)
6.2	Hello Bar, LLC Letter of Intent (8)
6.3	Hello Bar, LLC Purchase Agreement (9)
6.4	Super Voting Common Stock Purchase Agreement Ryan Bettencourt (10)
6.5	Super Voting Common Stock Purchase Agreement Michael Kamo (11)
6.6	Super Voting Common Stock Purchase Agreement Keiran Flanigan (12)
6.7	Super Voting Common Stock Purchase Agreement Grant Bostrom (13)
8.	Escrow Agent Agreement (14)
11	Consent

(1) Filed as an exhibit to the Legion Works, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-11169 and incorporated herein by reference.

Available at, https://www.sec.gov/Archives/edgar/data/1802719/000147793220003802/legion_ex1.htm)

(2) Filed as an exhibit to the Legion Works, Inc. Annual Report on Form 1-K and incorporated herein by reference.

Available at, https://www.sec.gov/Archives/edgar/data/1802719/000147793221002777/legion_ex21.htm

(3) Filed as an exhibit to the Legion Works, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-11169 and incorporated herein by reference.

Available at, https://www.sec.gov/Archives/edgar/data/1802719/000147793220001036/legion_ex2b.htm)

(4) Filed as an exhibit to the Legion Works, Inc. Report on Form 1-U (filed January 7, 2021, and incorporated herein by reference.

Available at, https://www.sec.gov/Archives/edgar/data/1802719/000147793221000082/legion_ex2c.htm)

(5) Filed as an exhibit to the Legion Works, Inc. Report on Form 1-U (filed December 28, 2020, and incorporated herein by reference.

Available at, https://www.sec.gov/Archives/edgar/data/1802719/000147793220007526/legion_ex1a3.htm)

(6) Filed as an exhibit to the Legion Works, Inc. Report on Form 1-U (filed December 28, 2020, and incorporated herein by reference.

Available at, https://www.sec.gov/Archives/edgar/data/1802719/000147793220007526/legion_ex1a4b.htm)

(7) Filed as an exhibit to the Legion Works, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-11169 and incorporated herein by reference.

Available at, https://www.sec.gov/Archives/edgar/data/1802719/000147793220003802/legion_ex6.htm)

(8) Filed as an exhibit to the Legion Works, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-11169 and incorporated herein by reference.

Available at, https://www.sec.gov/Archives/edgar/data/1802719/000147793220003802/legion_ex61.htm)

(9) Filed as an exhibit to the Legion Works, Inc. Report on Form 1-U (filed January 7, 2021, and incorporated herein by reference.

Available at, https://www.sec.gov/Archives/edgar/data/1802719/000147793221000082/legion_ex62.htm)

(10) Filed as an exhibit to the Legion Works, Inc. Annual Report on Form 1-K and incorporated herein by reference.

Available at, https://www.sec.gov/Archives/edgar/data/1802719/000147793221002777/legion_ex64.htm

(11) Filed as an exhibit to the Legion Works, Inc. Annual Report on Form 1-K and incorporated herein by reference.

Available at, https://www.sec.gov/Archives/edgar/data/1802719/000147793221002777/legion_ex65.htm

(12) Filed as an exhibit to the Legion Works, Inc. Annual Report on Form 1-K and incorporated herein by reference.

Available at, https://www.sec.gov/Archives/edgar/data/1802719/000147793221002777/legion_ex66.htm

(13) Filed as an exhibit to the Legion Works, Inc. Annual Report on Form 1-K and incorporated herein by reference.

Available at, https://www.sec.gov/Archives/edgar/data/1802719/000147793221002777/legion_ex67.htm

(14) Filed as an exhibit to the Legion Works, Inc. Annual Report on Form 1-K and incorporated herein by reference.

Available at, https://www.sec.gov/Archives/edgar/data/1802719/000147793221002777/legion_ex8.htm

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Jolla, California, on July 14, 2021.

Legion Works, Inc.

By	/s/ Ryan Bettencourt
Ryan Bettencourt, Chief Executive Officer
Legion Works, Inc.
Date: July 14, 2021

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By	/s/ Ryan Bettencourt
Ryan Bettencourt, CEO and Director
Date: July 14, 2021

By	/s/ Michael Kamo
Michael Kamo, COO and Director
Date: July 14, 2021

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